Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178481

The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 10, 2013

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 10, 2012)

Shares
S&W SEED COMPANY
Common Stock $ per share

• S&W Seed Company is offering shares of common stock. • The last reported sale price of our common stock on January 9, 2013 was $8.06 per share.	• Trading Symbol: Nasdaq Capital Market—SANW

This investment involves risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to S&W Seed Company(1)	$	$

(1) We have agreed to reimburse the underwriter for fees incurred by it in connection with this offering, up to a maximum of $150,000. See "Underwriting" beginning on page S-24 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Piper Jaffray

The date of this prospectus supplement is January     , 2013.

Prospectus Dated February 10, 2012

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated February 10, 2012 are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC (File No. 333-178481), utilizing a "shelf" registration process. Under this "shelf" registration process, we may sell from time to time in one or more offerings up to $25,000,000 in aggregate offered amount of securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated February 10, 2012, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement. The information incorporated by reference is considered part of this prospectus supplement, and information we file later with the SEC may automatically update and supersede this information. You should read this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and information to which we have referred you, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The information contained in this prospectus supplement is complete and accurate only as of the date on the front cover, but the information may have changed since that date. You must not rely on any unauthorized information or representation. This prospectus supplement is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to any person to whom it is unlawful to make such offer or solicitation. See the "Underwriting" section of this prospectus supplement beginning on page S-24.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The S&W Seed logo and other trademarks or service marks of S&W Seed Company appearing in this prospectus are the property of S&W Seed Company. All other brand names or trademarks appearing in this prospectus are the property of their respective owners. References herein to "$" and "dollars" are to the currency of the United States of America. In this prospectus supplement and the accompanying prospectus, "S&W Seed Company," "the Company," "we," "us," and "our" refer to S&W Seed Company, a Nevada corporation, and its wholly owned subsidiaries, unless the context otherwise requires.

The industry and market data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based either on our management's own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market data. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management's estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement and in the accompanying prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should read the more detailed information set out in this prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.

The Company

Founded in 1980 and headquartered in the Central Valley of California, we are a leading producer of warm climate, high-yield alfalfa seed varieties, including varieties that can thrive in poor, saline soils. Our business includes (i) our core alfalfa seed business; (ii) our more recently initiated stevia breeding and production operations; and (iii) our seed and small grain cleaning and processing operations that leverage the excess capacity in our mill. We earned net income of $374,835 for the fiscal year ended June 30, 2012 and earned net income of $88,756 for the three months ended September 30, 2012.

Our Business

Our business includes (i) our core alfalfa seed business, which was expanded in fiscal 2012 to include our own farming operations and in fiscal 2013 to integrate the operations of Imperial Valley Seeds, Inc.; (ii) our more recently initiated stevia breeding and production operations; and (iii) our seed and small grain cleaning and processing operations that leverage the excess capacity in our mill. Until we incorporated in 2009, our business was operated for almost 30 years as a general partnership and was owned by five general partners. We incorporated in October 2009 in Delaware, having bought out the former partners between June 2008 and May 2010, and reincorporated as a Nevada corporation in December 2011. Since our initial public offering in May 2010, we have raised additional capital to help fund the purchase of Imperial Valley farmland and the acquisition of Imperial Valley Seeds and for working capital purposes.

Alfalfa is the fourth most widely grown crop in the U.S. (behind corn, wheat, and soybeans) with an estimated value of approximately $8.1 billion. Our alfalfa seed business consists of (i) breeding our proprietary alfalfa seed varieties with the traits sought by our customers such as high salt and heat tolerance and high yields; (ii) contracting with farmers or, farming acreage we have leased or purchased ourselves, for the production of that seed; (iii) cleaning, processing and bagging the seed at our facility; (iv) undertaking the seed certification process; and (v) marketing and selling the certified seed. According to a University of Arizona Alfalfa Seed Yield Trials conducted in 2009, four of our non-dormant alfalfa seed varieties appeared in the top nine seed varieties studied with respect to per acre yield. Our first crop of internally-produced alfalfa seed was planted in the second fiscal quarter of 2012 and was harvested, cleaned, bagged and made available for sale to our customers in the first and second quarters of fiscal 2013, along with the seed we purchase from our growers.

We have also entered into a series of agreements with Monsanto Corporation and Forage Genetics International to produce and sell genetically modified organism (GMO) alfalfa seed. Due to issues surrounding field contamination and the widespread ban of GMO-based crops in many international markets, including markets that are critical to our business, we will be required to take particular care in the planting of any GMO-based alfalfa seed we grow.

We sell our alfalfa seed varieties both domestically and internationally, having initiated direct sales to international customers at the end of fiscal 2011 after buying the customer list of our long-time Middle East distributor. In fiscal 2012, international sales of alfalfa seed, both direct and through distributors, represented over 70% of our revenue. In addition to the substantial increase in international sales in fiscal 2012, we also saw a 55% increase in domestic seed sales over the prior year. We currently are using less than 25% of our mill capacity, leaving room for substantial revenue growth without having to incur significant capital costs. In addition to processing the alfalfa seed we sell to our customers, we clean, process and bag seed and small grains for growers in the Five Points, California area.

High-grade stevia is a fast-growing newcomer in the global sweetener market, which was estimated at $70 billion in 2010. Although this market is still dominated by sugar, in 2010 sugar substitutes accounted for more than $6 billion of the global sweetener market (according to data derived from Sugar, Sugar Substitute, and Sweetener Trends in the U.S., Packaged Facts, September 2011). Since 2010, we have been developing our stevia business, working closely with PureCircle, one of the world's top stevia breeders and the world's largest stevia processor, in an effort to breed and select the best stevia varieties for the climate, soil and water conditions in the San Joaquin Valley. In May 2011, we commenced the planting of our first commercial crop of dried stevia leaf under our five year supply agreement with PureCircle and harvested a portion of that crop in the fall of 2011. We earned a modest amount of revenue from that harvest during the second quarter of fiscal 2012 and our second stevia trial harvest took place in the second quarter of fiscal 2013. Inasmuch as this is a new line of business for us and incorporation of stevia extracts into food and beverages sold in the U.S. is still a relatively new development, our plans may not succeed to the extent we expect or on the time schedule we have planned, or at all.

Recent Developments

On December 31, 2012, we, together with Coast Imperial Partners, acquired 182 acres of high quality farmland in Calipatria, California, located in the Imperial Valley. This farmland is adjacent to the 1,880 acres of farmland that we partially purchased and partially leased from Coast Imperial Partners in July 2012. We will use the additional acreage to further expand our production of alfalfa seed. The purchase was made by us and Coast Imperial Partners as tenants-in-common and we paid $819,566, which represented 50% of the total purchase price for the land.

Corporate Information

Our business was operated as a California general partnership beginning in 1980. In October 2009, we formed the corporate entity as a Delaware corporation, and we reincorporated as a Nevada corporation in December 2011. Our principal business office is located at 25552 South Butte Avenue, Five Points, CA 93624, and our telephone number (559) 884-2535. Our website address is www.swseedco.com. Information contained on our website or any other website does not constitute part of, nor is it incorporated by reference into, this prospectus.

The Offering
Common stock offered by us	shares

Common stock to be outstanding after this offering	shares

Use of proceeds

We currently intend to use the net proceeds from this offering to meet our working capital needs and general corporate purposes. We may use a portion of the net proceeds to fund the cash portion of one or more acquisitions, but there are no commitments for a specific acquisition. See "Use of Proceeds" on page S-21.

Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risks you should consider carefully before making an investment decision.

Nasdaq Capital Market listing	Our common stock is listed on The Nasdaq Capital Market under the symbol "SANW."

The number of shares of common stock shown above to be outstanding after this offering is based on 7,873,100 shares outstanding as of January 8, 2013 and excludes:

•	852,000 shares of our common stock subject to options outstanding as of January 8, 2013 having a weighted-average exercise price of $4.72 per share;
•	325,000 shares of our common stock reserved for issuance in connection with future awards under our 2009 equity incentive plan;
•	50,000 shares of our common stock issuable upon the exercise of outstanding warrants issued in May 2012 to company advisers, at an exercise price of $6.875 per share;
•

2,799,900 shares of common stock issuable upon the exercise of outstanding Class A warrants and Class B warrants issued to the purchasers in our initial public offering completed in May 2010, at an exercise price of $7.15 and $11.00 per share, respectively;

•

280,000 shares of our common stock, 140,000 Class A warrants and 140,000 Class B warrants issuable upon the exercise of outstanding warrants issued to the underwriters of our initial public offering, at an exercise price of $13.20 per unit, each unit consisting of two shares of our common stock, one Class A warrant and one Class B warrant; and

•	50,000 shares of our common stock issuable upon the exercise of outstanding warrants issued in May 2010 to company advisers, at an exercise price of $4.00 per share.

RISK FACTORS

Investing in our common stock involves significant risks. You should review carefully the risks and uncertainties described below and under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, which are incorporated by reference into this prospectus supplement, as well as other information we have provided or incorporated by reference in the accompanying prospectus, before deciding to invest in shares of our common stock. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our common stock.

Risks Relating to Our Business and Industry

Our earnings may be sensitive to fluctuations in demand for our products.

Our earnings can be negatively impacted by declining demand brought on by varying factors, many of which are out of our control. By way of example, our earnings declined significantly in fiscal 2011, largely driven by a decline in demand by end users both domestically and internationally. The severe downturn in the California dairy industry in recent years that resulted from over-supply has had a corresponding negative effect on sales of alfalfa hay. Therefore, demand for our alfalfa seed in the domestic market declined during fiscal 2011. In fiscal 2011, demand for our certified seed also severely declined in the Middle East, which historically has been a significant market. The decline was primarily the result of common, uncertified seed flooding the market at lower prices than those at which we were willing to sell our certified seed. As a result of this price competition, the demand for our proprietary seed materially declined in fiscal 2011. Fiscal 2012 saw a rebound as many of these factors corrected themselves, but these circumstances could continue or reoccur, and our earnings could again be negatively impacted. In addition, demand for our products could decline because of ordinary, more expected, supply and quality issues or for any other reason, including products of competitors that might be considered superior by end users. A decline in demand for our products could have a material adverse effect on our business, results of operations and financial condition.

Our earnings may also be sensitive to fluctuations in market prices.

Market prices for our alfalfa seed can be impacted by factors such as the quality of the seed and the available supply, including whether lower quality, uncertified seed is available. Growing conditions, particularly weather conditions such as windstorms, floods, droughts and freezes, as well as diseases and pests, are primary factors influencing the quality and quantity of the seed and, therefore, the market price at which we can sell our seed to our customers. A decrease in the prices received for our products could have a material adverse effect on our business, results of operations and financial condition.

Our cost of seed production is increasing, which could impact our profitability and margins.

We have seen our costs of growing seed continue to increase because our growers can elect to grow more profitable crops on their farmland. In order to ensure that we have adequate inventory to satisfy our customers' requirements, we have had to increase the amount we pay our growers or make different contractual arrangements from our historical standard terms. In addition, we have begun to grow some of our seed ourselves, thereby incurring the farming-related costs of production that we avoid when we contract with external growers for the entirety of our seed production. These factors, both separately and together, could cause our margins and profitability to decline unless we are able to pass along the increased price of production to our customers. We may not be able to increase the price of our seed sufficiently to maintain our margins and profitability in the future.

We could encounter farming-related problems unrelated to natural disasters, crop disease and other normal agricultural risks.

In fiscal 2012, we began growing a portion of our own alfalfa seed while still continuing to contract for the majority of our planted acreage with third party farmers. A portion of our direct farming operations is carried out by our own employees on land we lease, and the remainder is performed by third-party farmers on their land but under our direction. Some of these arrangements span multiple years, and both direct farming methods carry large financial risks that we do not face when we pay growers for their seed on a per pound basis. When we carry the farming risk, we can expect to incur costs of between $1,300 and $2,200 per acre, regardless of yields. We can and will make decisions that could adversely impact yields or quality, resulting in a smaller supply of seed to sell to our customers and increasing our cost of production to unprofitable levels. As we obtain additional farmland, by lease or purchase, both our farming costs and risks could continue to climb, and as our direct farming operations account for an increasingly significant portion of our seed requirements, the farming decisions we make could have a very negative impact on our results of operations.

Our inventory of seed can be adversely affected by the market price being paid for other crops.

We rely on unaffiliated growers to grow our proprietary seed and to sell it to us at negotiated prices each year. Growers have a choice of what crops to plant. If a particular crop is paying a materially higher price than has been paid in the past, growers may decide to not grow alfalfa seed in favor of receiving a higher return from an alternative crop planted on the same acreage. If our growers decline to a significant degree to plant the acreage on which we rely, and if we cannot find other growers to plant the lost acreage, our inventory of seed could be insufficient to satisfy the needs of our customers, and our business, results of operations and financial condition could materially decline. In addition, our customers could look to other suppliers for their seed if we cannot satisfy their requirements, and we may not be able to regain them as customers once our inventory levels have returned to normal.

Adverse weather conditions, natural disasters, crop disease, pests and other natural conditions can impose significant costs and losses on our business.

Alfalfa seed, our primary product, is vulnerable to adverse weather conditions, including windstorms, floods, drought and temperature extremes, which are quite common but difficult to predict. In addition, alfalfa seed is vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied and climatic conditions. Unfavorable growing conditions can reduce both crop size and quality. While historically we have not grown the alfalfa seed we sell, these factors can nevertheless directly impact us by decreasing the quality and yields of our seed, reducing our inventory and supply of seed we sell to our customers. Moreover, beginning in fiscal 2012, we began growing a portion of our alfalfa seed directly as well as farming wheat and alfalfa hay, and therefore, we have a direct vulnerability to the same adverse effects of weather, pests, natural disasters and other natural conditions that concern our third-party growers. These factors can increase costs, decrease revenue and lead to additional charges to earnings, which may have a material adverse effect on our business, results of operations and financial condition.

Because our alfalfa seed business is highly seasonal, our revenue, cash flows from operations and operating results may fluctuate on a seasonal and quarterly basis.

We expect that the majority of our revenues will continue to be generated from our alfalfa seed business, even though we have recently entered the commercial stevia growing business. Our alfalfa seed business is highly seasonal. The seasonal nature of our operations results in significant fluctuations in our working capital during the growing and selling cycles. As a result, operating activities during the second and third fiscal quarters use significant amounts of cash because we typically pay our growers progressively, starting in the second quarter. In contrast, operating activities for the first and second fiscal quarters typically generate cash as we ship inventory and collect accounts receivable. We have experienced, and expect to continue to experience, significant variability in net sales, operating cash flows and net income on a quarterly basis.

Because we depend on a core group of significant customers, our sales, cash flows from operations and results of operations may be negatively affected if our key customers reduce the amount of products they purchase from us.

Historically, we have relied upon a small group of customers for a large percentage of our net sales, including Sorouh Agricultural Company, which serves the Saudi Arabian market. In fiscal 2012 and 2011, Sorouh accounted for 67% and 18% of our net sales, respectively. We expect that a small number of customers will continue to account for a substantial portion of our net sales for the foreseeable future. We expect that Sorouh, together with S.C.A.L.E Ag Services, a domestic distributor, will represent a material amount of our sales in fiscal 2013.

The loss of, or a significant adverse change in, our relationship with these customers, or any other major customer, could have a material adverse effect on our business, financial position, results of operations and operating cash flows. The loss of, or a reduction in orders from, any significant customers, losses arising from customers' disputes regarding shipments, product quality, or related matters, or our inability to collect accounts receivable from any major customer could have a material adverse effect on us. There is no assurance that we will be able to maintain the relationships with our major customers or that they will continue to purchase our seed in the quantities that we expect and rely upon. If we cannot do so, our results of operations could suffer.

Because we do not grow most of the alfalfa seed that we sell, we are substantially dependent on our network of growers, and our sales, cash flows from operations and results of operations may be negatively affected if our largest growers were to stop supplying seed to us.

Historically, we have relied on a relatively small network of growers of alfalfa seed that together has provided all of the seed we sell to our customers. Although beginning in fiscal 2012, we began growing and producing a portion of our own seed, most of our seed will continue to be grown under contracts with farmers, most of which are one-year contracts. Three growers collectively accounted for approximately 64% of our total seed purchases in fiscal 2012. Many of our growers have had long-term grower relationships with us. However, we do not have long-term supply contracts with any of these growers, which makes us particularly vulnerable to factors beyond our control. Events such as a shift in pricing caused by an increase in the value of commodity crops other than seed crops, increase in land prices or competition could disrupt our supply chain. Any of these disruptions could limit the supply of seed that we obtain in any given year, adversely affecting supply and thereby lowering revenues. Such disruption could also damage our customer relationships and loyalty to us if we cannot supply the quantity of seed expected by them. We encountered a meaningful shift in our grower network in fiscal 2011, with some of our growers who had grown for us for many years opting to cut back their alfalfa seed acreage or to not grow alfalfa seed at all. This trend continued in fiscal 2012 and will continue in the current fiscal year as Triangle T, one of our longstanding growers, winds down its operations. This situation could reoccur and could negatively impact our revenues if we do not otherwise have sufficient seed inventory available for sale.

A lack of availability of water in California's San Joaquin Valley could impact our business.

Adequate quantities and correct timing of the application of water are vital for most agriculture to thrive. Whether particular farms are experiencing water shortages depends, in large part, on their location. However, continuing drought conditions can threaten all farmland other than those properties with their own water sources. Although alfalfa seed is not a water-intensive crop, the availability or the cost of water is a factor in the planting of the alfalfa hay grown from our seed. If the dairy farmers and others who purchase our alfalfa seed to grow hay cannot get an adequate supply of water, or if the cost of water makes it uneconomical for the farmers to grow alfalfa, we may not be able to sell our seed, which could have an adverse impact on our results of operations. We cannot predict if water shortages will impact our business in the future, but if alfalfa hay growers are impacted by water shortages, our business could also materially decline.

We face intense competition, and our inability to compete effectively for any reason could adversely affect our business.

The alfalfa seed market is highly competitive, and our products face competition from a number of small seed companies, as well as large agricultural and biotechnology companies. We also now face new competition with the availability of Roundup Ready alfalfa beginning to be a viable alternative. We compete primarily on the basis of consistency of product quality and traits, product availability, customer service and price. Many of our competitors are, or are affiliated with, large diversified companies that have substantially greater marketing and financial resources than we have. These resources give our competitors greater operating flexibility that, in certain cases, may permit them to respond better or more quickly to changes in the industry or to introduce new products more quickly and with greater marketing support. Increased competition could result in lower profit margins, substantial pricing pressure, reduced market share and lower operating cash flows. Price competition, together with other forms of competition, could have a material adverse effect on our business, financial position, results of operations and operating cash flows.

If we are unable to estimate our customers' future needs accurately and to match our production to the demand of our customers, our business, financial condition and results of operations may be adversely affected.

We sell our seed primarily to dealers and distributors who, in turn, sell primarily to hay and dairy farmers who grow hay for dairy cattle and other livestock. Due to the nature of the alfalfa seed industry, we normally produce seed according to our production plan before we sell and deliver seed to distributors and dealers. Our dealers and distributors generally make purchasing decisions for our products based on market prices, economic and weather conditions and other factors that we and our dealers and distributors may not be able to anticipate accurately in advance. If we fail to accurately estimate the volume and types of products sought by the end users and otherwise adequately manage production amounts, we may produce more seed than our dealers and distributors want, resulting in excess inventory levels. On the other hand, if we underestimate demand, which has happened in the past, we may not be able to satisfy our dealers and distributors' demand for alfalfa seed, and thus damage our customer relations and end-user loyalty. Our failure to estimate end users' future needs and to match our production to the demand of our customers may adversely affect our business, financial condition and results of operations.

Our third-party distributors may not effectively distribute our products.

We depend in part on third-party distributors and strategic relationships for the marketing and selling of our products. We depend on these distributors' efforts to market our products, yet we are unable to control their efforts completely. In addition, we are unable to ensure that our distributors comply with all applicable laws regarding the sale of our products, including the United States Foreign Corrupt Practices Act. If our distributors fail to effectively market and sell our products, and in full compliance with applicable laws, our operating results and business may suffer.

We could be unsuccessful in transitioning from selling into international markets through distributors to our new business plan that contemplates direct sales into those markets.

Historically, sales of our alfalfa seed in international markets have been made by U.S. distributors having a presence in various international markets, and sales into international markets have historically represented the largest percentage of our net sales of alfalfa seed. In the last quarter of fiscal 2011, our largest international distributor closed its alfalfa seed business. With the cooperation of the former distributor, we began selling directly to its customers in June 2011. Until then, we had never sold directly into Saudi Arabia, Sudan, South Africa, Morocco and Argentina. We have now only had one year of direct experience selling alfalfa seed or otherwise doing business directly in these markets. There is no assurance that we will be able to retain the customers that have purchased our seed from our distributor in the past or that these customers will continue to purchase the quantities of our proprietary seed that they have historically purchased from our distributor. We also may not succeed in expanding the customer base in these locations. Failure to sell significant quantities of alfalfa seed to these customers or to new customers in these or other countries could have a material adverse effect on our financial condition and results of operations.

We extend credit to customers who currently represent or are expected to represent the largest percentage of our sales.

Although payment terms for our seed sales generally are 90 days, we regularly extend credit to our largest customer, Sorouh Agricultural Company, and to other international customers. We expect that sales of our alfalfa seed varieties to Sorouh and to other international customers will represent a material portion of our revenue in fiscal 2013 and that we will continue to extend credit in connection with those sales. Because these customers are located in foreign countries, collection efforts, were they to become necessary, could be much more difficult and expensive. Moreover, future political and/or economic factors, as well as future unanticipated trade regulations, could negatively impact our ability to timely collect outstanding receivables from these important customers. In addition, we expect that S.C.A.L.E. Ag Services, a domestic distributor, will also account for a material portion of our alfalfa seed revenue in fiscal 2013 and that we will extend credit to this distributor. The extension of credit to our major customers exposes us to the risk that our seed will be delivered but that we may not receive all or a portion of the payment therefor. If these customers are unable or unwilling to fully pay for the seed they purchase on credit, our results of operations and financial condition could be materially negatively impacted. Moreover, our internal forecasts on which we make business decisions throughout the year could be severely compromised, which could, in turn, mean that we spend capital for operations, investment or otherwise that we would not have spent had we been aware that the customer would not honor its credit extension obligation.

Our current reliance on the seed development and production business does not permit us to spread our business risks among different business segments and, thus, a disruption in our seed production or the industry would harm us more immediately and directly than if we were diversified.

We currently operate mainly in the alfalfa seed business, and we do not expect this to change materially in the foreseeable future, even as we expand our commercial stevia business. In fiscal 2012, sale of alfalfa seed accounted for 90% of our total revenue. Without business line diversity, we will not be able to spread the risk of our operations. Therefore, our business opportunities, revenue and income could be more immediately and directly affected by disruptions from such things as drought and disease or widespread problems affecting the alfalfa industry, payment disruptions and customer rejection of our varieties of alfalfa seed. If there is a disruption as described above, our revenue and income could be reduced, and our business operations might have to be scaled back. Moreover, because our stevia operations are also agriculture-based and centered in California's Central Valley where the majority of our alfalfa seed operations are located, it is possible that the same problems that might negatively impact our alfalfa seed business could, at the same time, negatively impact our stevia business. Accordingly, we do not consider our stevia business a hedge against the risks of our alfalfa seed business.

If we fail to introduce and commercialize new alfalfa seed varieties, we may not be able to maintain market share, and our future sales may be harmed.

The performance of our new alfalfa seed varieties may not meet our customers' expectations, or we may not be able to introduce and commercialize specific seed varieties. Reorder rates are uncertain due to several factors, many of which are beyond our control. These include changing customer preferences, which could be further complicated by the new availability of Roundup Ready alfalfa, competitive price pressures, our failure to develop new products to meet the evolving demands of the end users, the development of higher-demand products by our competitors and general economic conditions. The process for new products to gain market recognition and acceptance is long and has uncertainties. If we fail to introduce and commercialize a new seed variety that meets the demand of the end user, if our competitors develop products that are favored by the end users, or if we are unable to produce our existing products in sufficient quantities, our growth prospects may be materially and adversely affected, and our revenue may decline. In addition, sales of our new products could replace sales of some of our current similar products, offsetting the benefit of even a successful product introduction.

Deregulation of Roundup Ready alfalfa could negatively impact our sales and production of alfalfa seed.

In December 2010, the U.S. Department of Agriculture, or USDA, published the final environmental impact statement on Roundup Ready alfalfa. Following that publication, in late January 2011, the USDA announced the deregulation of Roundup Ready alfalfa, without imposing any regulations, providing any guidance pertaining to field separation or mandating any other conditions. Forage Genetics, a co-developer of Roundup Ready alfalfa, and other licensed seed companies, had a substantial supply of Roundup Ready alfalfa in inventory that was awaiting this decision, and consequently, Roundup Ready alfalfa became available for the spring 2011 planting season. This development potentially could adversely impact our sales. Domestically, hay farmers may choose the GMO alfalfa seed over our seed in order to control weeds with Roundup, Monsanto's powerful herbicide. The greater the use of GMO seed in California, the greater the risk that our seed production could be contaminated with GMO traits due to pollination from hay fields or other seed feeds. In fiscal 2013, we encountered a minimum number of lots of our seed that tested positive for the presence of GMO traits that could only be sold domestically. Internationally, we may face a challenge to demonstrate to our customers and end users that our seed is free of any cross-contamination between GMO and organic and conventionally-farmed fields since GMO crops currently are prohibited in most of the international markets in which our proprietary seed is currently sold. Unless and until we begin selling Roundup Ready alfalfa, our domestic sales could be negatively impacted, although the actual impact on the alfalfa seed market in general and on sales of our proprietary seed, in particular, is currently unknown.

The adoption of GOZ zones in our primary alfalfa seed growing region could impact our international operations.

A substantial portion of our alfalfa seed is grown in Fresno County for both domestic and international sales. In January 2012, the National Alfalfa & Forage Alliance held a vote of growers in Fresno County to determine if they should form a Genetically Enhanced, or GE, Grower Opportunity Zone, or GOZ, in part of Fresno County. A GOZ is a seed grower-defined region within which a super-majority of growers (by number of growers or acreage) elects to focus on the production of either Adventitious Presence Sensitive or GE alfalfa seed, including Roundup Ready alfalfa. The January 2012 vote to organize the proposed GOZ in Fresno County failed to obtain the required super-majority, and therefore the motion failed. However, there is no assurance that another vote will not be taken and that, at a future meeting, the proposal will not succeed in obtaining the required vote to form a GOZ for GMO alfalfa. If a GOZ were formed in Fresno County or in any other county where we currently produce seed or might produce seed in the future, our efforts to grow conventional alfalfa seed for international sale in such county could be threatened because of the isolation and contamination issues about which we remain concerned. In such circumstance, we might be forced to find alternative locations to grow our proprietary alfalfa seed for sale into Saudi Arabia and other locations that prohibit GMO seed, and there is no assurance that we would be able to do so successfully.

Our per acre pricing model could cause us to lose money on those contracts.

In fiscal 2012, we entered into three contracts, covering approximately 730 acres, with a grower under which we deviated from our historical model and agreed to pay the grower a fixed price per acre rather than a fixed price per cleaned pound of seed. As such, regardless of the amount of seed this grower produces, we will be required to pay the fixed price per acre. This could result in our paying more per pound of seed than we are able to sell the seed to our customers, thereby causing a loss on this acreage. Moreover, these contracts cover a three year period, and therefore, we could potentially be overpaying for seed on these contracts through crop year 2014 if the grower does not produce the minimum amount of seed we expect. These contracts could negatively impact our results of operations.

We are still in the initial stages of our commercial stevia operations, and the business continues to be subject to many of the risks of a new business enterprise.

In fiscal 2010, we began expanding our business to include the breeding, selection and planting of high quality stevia varieties for production and processing of stevia leaf for its Rebaudioside A, or Reb-A, extract. We planted our first commercial crop of stevia in fiscal 2011, and undertook the initial trial harvest in the first quarter of fiscal 2012. We planted additional acreage in the fall of 2012. The second trial harvest took place in the summer of 2012. Until these efforts, we had never bred or selected stevia varieties or planted and harvested stevia for commercial purposes. Therefore, we face numerous uncertainties, including the possibility that stevia seedlings may not grow as anticipated, the stevia varieties we select for production may not produce the results we expect; or we may be unable to satisfactorily contract with customers for our dried stevia product. The failure to build a successful stevia business could materially impact our growth potential and could consume company resources that otherwise could be deployed to further the growth of other aspects of our business.

We may not be able to fully recover the costs of our initial stevia operations.

Our stevia operations are subject to the same farming risks that other agricultural operations face, including, weather-related events and natural disasters, which, depending on the growth cycle at the time of such event, could materially negatively impact our yields. Our yields also could be negatively impacted by our farming practices. If our yields do not meet our expectations, we could continue to lose money on our stevia operations for the foreseeable future. Although we have a contract in place with a major stevia processor, our costs could exceed the revenue we are able to earn from a particular stevia harvest. As we plant additional stevia acreage this risk could become more material.

The stevia market may not develop as we anticipate, and therefore our investment in stevia may not be as profitable as we expect.

There are a number of challenges to market acceptance of stevia as a natural, non-caloric sweetener. Stevia has its own unique flavor, which can affect the taste of some foods and beverages. Other factors that could impact market acceptance include the price structure compared to other sugar substitutes and availability. If the high intensity, non-caloric sweetener market declines or if stevia fails to achieve substantially greater market acceptance than it currently enjoys, we might not be able to grow our revenue sufficiently for us to achieve consistent profitability from this portion of our business. Even if products conform to applicable safety and quality standards, sales could be adversely affected if consumers in target markets lose confidence in the safety, efficacy and quality of stevia. Adverse publicity about stevia or stevia-based products may discourage consumers from buying products that contain stevia. Any of these developments could adversely impact the amount of processed stevia leaves or extract we are able to sell, which could adversely impact our results of operations.

If demand for stevia does not increase, there may be excess capacity that could decrease the market price of stevia and reduce our revenue expectations.

Historically, stevia has been marketed and sold in the U.S. as a dietary supplement, available in natural food and health food stores. Since December 2008, stevia producers have increased production capacity in expectation of a large demand for stevia products. We started our stevia operation because we expect that demand for stevia will increase significantly in the future, particularly since Reb-A, a highly refined stevia extract, has been the subject of several "generally recognized as safe", or GRAS, notices in the U.S. that support the conclusion of the companies that Reb-A is generally recognized as safe for its intended use. Since the FDA has not objected to these notifications, Reb-A may be used as a sweetener in food and beverages, and a market for products incorporating Reb-A has developed and grown since then. However, there can be no assurance that there will continue to be widespread growth in the demand for stevia extracts or that FDA will not subsequently question the GRAS status of Reb-A based on new data or information. If demand for stevia extracts does not increase to the extent predicted by the industry, the stevia market may be subject to significant excess capacity, which would put downward pressure on the market price of stevia and negatively impact our expectations with respect to stevia as a revenue source.

Stevia competes with sugar and other high intensity sweeteners in the global sweetener market, and the success of stevia will largely depend on consumer perception of the positive health implications of stevia relative to other sweeteners.

The continued growth of stevia's share of the global sweetener market depends upon consumer acceptance of stevia and stevia-related products and the health implications of consuming stevia relative to other sweetener products. The publication of any studies or revelation of other information that has negative implications regarding the health impacts of consuming stevia may slow or reverse the growth in consumer acceptance of stevia, which may have a material adverse effect on our business operations and financial condition.

The sweetener industry is highly competitive with companies that have greater capital resources, facilities and diversity of product lines. Additionally, if demand for stevia continues to grow, we expect many new competitors to enter the market as there are no significant barriers to entry in the industry. More established agricultural companies with much greater financial resources who do not currently compete with us may be able to easily adapt their existing operations to the production of stevia. Due to this competition, there is no assurance that we will not encounter difficulties in earning revenue and gaining market share or in the positioning of our services or that competition in the industry will not lead to reduced prices for the stevia leaf. Our competitors may also introduce new non-stevia based low-calorie sweeteners or be successful in developing a fermentation-derived stevia ingredient or other alternative production method which could also increase competition and decrease demand for stevia-based products.

There are difficulties in managing our storage system, which may result in damage to our products held in storage.

Alfalfa seed and stevia storage entails risks, including management of moisture, temperature and humidity. Any material storage problem may result in damage to our seed or dried stevia leaf and, thus, could create operating losses.

If we are unable to acquire sufficient raw materials or produce sufficient finished product, we will not be able to meet the demands of our customers.

We must acquire sufficient alfalfa seed to meet the demands of our customers. An alfalfa seed shortage could result in loss of sales and damage to our reputation. Because our proprietary seed is only available through our direct farming efforts and from our growers, if our growers become unable or unwilling to produce the required commercial quantities of alfalfa seed on a timely basis and at commercially reasonable prices, we will likely be unable to meet customer demand. We do not own or lease sufficient farmland to make up for a significant loss of acreage from our grower network. The failure to satisfy our customers not only could adversely impact our financial results but could irreparably harm our reputation. Although we are just entering the commercial stevia production business, we know we will encounter similar risks if we are unable to satisfy our customers' requirements for dried stevia due to our inability to obtain sufficient quantities of plants, either by growing stevia ourselves or acquiring stevia under contract from growers, are unable to develop stevia plants with the desired specifications or are unable to timely process the stevia to satisfy our customers' needs. In addition, we currently have only a small quantity of acreage allocated to growing stevia plants, and there is no assurance that growers in the San Joaquin Valley will decide in future growing seasons that growing stevia is the best use for their land. If we are unable to contract for a sufficient amount of acreage to grow stevia or to acquire through lease or purchase land on which we could grow stevia plants, we may not be able to capitalize on what we currently believe could be a meaningful growth opportunity.

The loss of key employees or the failure to attract qualified personnel could have a material adverse effect on our ability to run our business.

The loss of any of our current executives, key employees or key advisors, or the failure to attract, integrate, motivate and retain additional key employees, could have a material adverse effect on our business. Although we have employment agreements with our chief executive officer, chief financial officer and chief operating officer, any employee could leave our employ if he chose to do so. We do not carry "key person" insurance on the lives of any of our management team. As we develop additional capabilities, we may require more skilled personnel who must be highly skilled and have a sound understanding of our industry, business or processing requirements. Recruiting skilled personnel is highly competitive. Although to date we have been successful in recruiting and retaining qualified personnel, there can be no assurance that we will continue to attract and retain the personnel needed for our business. The failure to attract or retain qualified personnel could have a material adverse effect on our business.

We may not be able to manage our expansion of operations effectively.

We expect our operations to grow rapidly in the near future, both as we expand our historical alfalfa seed business both domestically and internationally, expand our mill utilization, increase our growers' production, and as we develop and expand our stevia production and sales business. We also are looking to expand our business through acquisition of synergistic companies. These efforts will require the addition of employees, expansion of facilities and greater oversight, perhaps in diverse locations. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute on our business strategies or respond to competitive pressures, and we may have difficulties maintaining and updating the internal procedures and the controls necessary to meet the planned expansion of our overall business.

Our management will also be required to maintain and expand our relationships with customers, suppliers and third parties as well as attract new customers and suppliers. We expect that our sales and marketing costs will increase as we grow our product lines and as we increase our sales efforts in new and existing markets.

Our current and planned operations, personnel, systems and internal procedures and controls may not be adequate to support our future growth.

We may be unable to successfully integrate acquisitions.

As part of our growth strategy we may acquire additional businesses, product lines or other assets, including real property. We may not be able to locate or make suitable acquisitions on acceptable terms or future acquisitions may not be effectively and profitably integrated into our business. Acquisitions involve risks that could adversely affect our operating results, including diverting management resources; integration of the operations and personnel of the acquired operations; write downs of acquired intangible assets; liabilities associated with the acquired business or assets and possible loss of key employees and customers of the acquired operations.

We intend to conduct an extensive due diligence investigation for any business we consider acquiring. Intensive due diligence is time consuming and expensive due to the operations, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business which we acquire, this diligence may not identify all material issues that may be present inside a particular target business, or factors outside of the target business and outside of our control may later arise. If this diligence fails to discover or identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses to us.

We may need to raise additional capital in the future.

We believe our current cash and cash equivalents on hand, together with borrowings available under our credit facility and net proceeds from this offering, will be sufficient to finance anticipated capital, financing and operating requirements for the foreseeable future. However, if we elect to aggressively pursue our growth strategies, whether through acquisitions or organic growth, we may need additional capital to fund these strategies.

If we are required to raise additional capital in the future, such additional financing may not be available on favorable terms, or available at all, or may be dilutive to our existing stockholders if in the form of equity financing or contain restrictions on the operation of our business, if in the form of debt financing. If we fail to obtain additional capital as and when required, such failure could have a material impact on our business, results of operations and financial condition.

Changes in government policies and laws could adversely affect international sales and therefore, our financial results.

Historically, sales to our distributors who sell our proprietary alfalfa seed varieties outside the U.S. have constituted a substantial portion of our annual revenue. We anticipate that sales into international markets will continue to represent a substantial portion of our total sales and that continued growth and profitability will require further international expansion, particularly in the Middle East and Africa. Our financial results could be affected by changes in trade, monetary and fiscal policies, laws and regulations, or other activities of U.S. and non-U.S. governments, agencies and similar organizations. These conditions include but are not limited to changes in a country's or region's economic or political conditions, trade regulations affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights in some countries, changes in the regulatory or legal environment, burdensome taxes and tariffs and other trade barriers. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities and war, could lead to reduced distribution of our products into international markets and reduced profitability associated with such sales.

We are subject to risks associated with doing business globally.

Our operations, both inside and outside the United States, are subject to risks inherent in conducting business globally and under the laws, regulations and customs of various jurisdictions and geographies. These risks include fluctuations in currency exchange rates, changes in exchange controls, loss of business in government and public tenders that are held annually in many cases, nationalization, increasingly complex labor environments, expropriation and other governmental actions, availability of raw materials, changes in taxation, including legislative changes in United States and international taxation of income earned outside of the United States, importation limitations, export control restrictions, changes in or violations of U.S. or local laws, including the United States Foreign Corrupt Practices Act and similar local laws and regulations, pricing restrictions, economic and political instability, disputes between countries, diminished or insufficient protection of intellectual property, disruption or destruction of operations in a significant geographic region — due to the location of distribution facilities or customers — regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, or natural or man—made disasters, including famine, flood, fire, earthquake, storm or disease. Failure to comply with the laws and regulations that affect our global operations could have an adverse effect on our business, financial condition or results of operations.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies, including their suppliers, distributors and other commercial partners, from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the countries in which we distribute products. We have not adopted formal policies and procedures designed to facilitate compliance with these laws. If our employees or other agents, including our distributors or suppliers, are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Environmental regulation affecting our alfalfa seed or stevia products could negatively impact our business.

As an agricultural company, we are subject to evolving environmental laws and regulations by federal and state governments. Federal laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Seed Act, and potentially regulations of the FDA. In addition, the State of California regulates our application of agricultural chemicals in connection with seed harvest.

Our failure to comply with these laws and related regulations could have an adverse effect on our business, financial condition or results of operations. Moreover, it is possible that future developments, such as increasingly strict environmental laws and enforcement policies thereunder, and further restrictions on the use of agricultural chemicals, could result in increased compliance costs which, in turn, could have a material adverse affect on our business, financial condition or results of operations.

Insurance covering warranty claims may become unavailable or be inadequate.

Defective seed could result in warranty claims and negative publicity. Although we carry general liability insurance to cover warranty claims, such coverage may become unavailable or be inadequate. Even if coverage is offered, it may be at a price and on terms not acceptable to us. If claims exceed coverage limits, or if insurance is not available to us, the occurrence of significant claims could have a material adverse effect on our business, results of operations and financial condition.

We may be exposed to product quality claims, which may cause us to incur substantial legal expenses and, if determined adversely against us, may cause us to pay significant damage awards.

We may be subject to legal proceedings and claims from time to time relating to our seed or dried stevia leaf quality. The defense of these proceedings and claims can be both costly and time consuming and may significantly divert efforts and resources of our management personnel. An adverse determination in any such proceeding could subject us to significant liability and damage our market reputation and prevent us from achieving increased sales and market share. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase of our products.

The current global economic downturn could result in a decrease in our sales and revenue, which could adversely affect the results of our operations, and we cannot predict the extent or duration of these trends.

The global economic downturn of the past several years has significantly impacted the agricultural industry, with many farmers losing their farms or laying fallow their fields, as well as other negative impacts. The full impact of the current global economic downturn on growers, customers, vendors and other business partners cannot be known with any certainty. For example, major customers may have financial challenges unrelated to us that could result in a decrease in their business with us or, in extreme cases, cause them to file for bankruptcy protection. Similarly, parties to contracts may be forced to breach their obligations under those contracts. Although we exercise prudent oversight of the financial strength of our major business partners and seek to diversify our risk to any single business partner, there can be no assurance that there will not be a grower, customer or other business partner that is unable to meet its contractual commitments to us. Similarly, stresses and pressures in the industry may result in impacts on our business partners and competitors that could have wide ranging impacts on the future of the industry.

Capital and credit market issues could negatively affect our liquidity, increase our costs of borrowing and disrupt the operations of our growers and customers.

The capital and credit markets have experienced increased volatility and disruption over the past several years, making it more difficult for companies to access those markets. Although we believe that our operating cash flows, recent access to the capital market and our untapped line of credit will permit us to meet our financing needs for the foreseeable future, continued or increased volatility and disruption in the capital and credit markets may impair our liquidity or increase our costs of borrowing, if we need to access the credit market. Our business could also be negatively impacted if our growers or customers experience disruptions resulting from tighter capital and credit markets or a continued slowdown in the general economy.

If we are unable to protect our intellectual property rights, our business and prospects may be harmed.

Our ability to compete effectively is dependent upon the proprietary nature of the seeds, seedlings, processes, technologies and materials owned by or used by us or our growers. If any competitors independently develop new traits, seeds, seedlings, processes or technologies that customers or end users determine are better than our existing products, such developments could adversely affect our competitive position. We do not rely upon patent protection, but guard our proprietary property by exercising a high degree of control over the alfalfa seed supply chain, as well as over our stevia material. However, because we do not have more formal proprietary rights protections in place, it would be possible for persons with access to our seed or plants grown from our seed to reproduce and market our proprietary seed varieties, which could significantly harm our business and our reputation. Litigation may be necessary to protect our proprietary property and determine the validity and scope of the proprietary rights of competitors. Intellectual property litigation could result in substantial costs and diversion of our management and other resources. If we are unable to successfully protect our intellectual property rights, our competitors could be able to market products that compete with our proprietary products without obtaining a license from us.

Risks Related to Investment in Our Securities

The value of our common stock and Class A and Class B warrants can be volatile.

The overall market and the price of our common stock and Class A and Class B warrants can fluctuate greatly. The trading price of our common stock and Class A and Class B warrants may be significantly affected by various factors, including:

  economic status and trends in the dairy industry, which underlies domestic demand for our alfalfa seed;

  market conditions for alfalfa seed in the Middle East, where a substantial amount of our seed historically has been purchased by end users;

  quarterly fluctuations in our operating results;

  our ability to meet the earnings estimates and other performance expectations of investors or financial analysts;

  fluctuations in the stock prices of our peer companies or in stock markets in general; and

  general economic or political conditions.

Our quarter-to-quarter performance may vary substantially, and this variance, as well as general market conditions, may cause our stock price to fluctuate greatly and potentially expose us to litigation.

Our alfalfa seed business, our primary source of revenue, is highly seasonal because it is tied to the growing and harvesting seasons. Typically, a substantial portion of our revenue is recognized during our first and second fiscal quarters. We generally experience lower revenue during our third and fourth fiscal quarters. Sales in the first and second fiscal quarters accounted for approximately 77% of our revenue for the fiscal year ended June 30, 2012 and accounted for 51% of our revenue in fiscal 2011. If sales in these quarters are lower than expected, expenses may not be offset, which would adversely affect our operating results and would have a disproportionately large impact on our operating results for that fiscal year.

Our future expense estimates are based, in large part, on estimates of future revenue, which are difficult to predict. We expect to continue to make significant expenditures in order to expand production, sales, marketing and administrative systems and processes. We may be unable to, or may elect not to, adjust spending quickly enough to offset any unexpected revenue shortfall. If our increased expenses are not accompanied by increased revenue in the same quarter, our quarterly operating results would be harmed.

In one or more future quarters, our results of operations may fall below the expectations of investors or analysts, and the trading price of our securities may decline as a consequence. We believe that quarter-to-quarter comparisons of our operating results will not be a good indication of our future performance and should not be relied upon to predict the future performance of our stock price.

In the past, companies that have experienced volatility in the market price of their stock have often been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business.

The redemption of the Class A warrants or Class B warrants may require warrantholders to sell or exercise those warrants at a time that may be disadvantageous for them.

At any time after November 3, 2010, provided that our common stock has closed at a price at least equal $8.80 for five consecutive trading days, we may redeem the outstanding Class A warrants, in whole or in part, upon not less than 30 days' notice, at a price of $0.25 per warrant. Our Class B warrants are redeemable, in whole or in part, for $0.25 upon 30 days' notice after November 3, 2010, provided that our common stock has closed at a price at least equal to $13.75. The terms of our warrants prohibit us from redeeming them unless we have a current and effective registration statement available covering the exercise of the warrants. In the event we exercise our right to redeem either the Class A warrants or the Class B warrants, those warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price of $0.25 per warrant. Notice of redemption of the public warrants could force holders to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so or to sell the warrants at the current market price when they might otherwise wish to hold the warrants or accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption.

While the Class A and Class B warrants are outstanding, it may be more difficult to raise additional equity capital.

During the term that the Class A warrants and Class B warrants are outstanding, the holders of those warrants are given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while these warrants are outstanding. Also, we may be forced to honor the exercise of the warrants at times when we may be able to obtain additional equity capital on more favorable terms from other sources.

Future sales or the potential for sale of a substantial number of shares of our common stock could cause the trading price of our common stock and warrants to decline and could impair our ability to raise capital through subsequent equity offerings.

As of December 31, 2012, we had 3,179,900 warrants to purchase our common stock outstanding. Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock and redeemable warrants to decline and could materially impair our ability to raise capital through the sale of additional equity securities. For example, the grant of a large number of stock options or other securities under an equity incentive plan or the sale of our securities in private placement transactions at a discount from market value could adversely affect the market price of our common stock or warrants.

If we issue shares of preferred stock, your investment could be diluted or subordinated to the rights of the holders of preferred stock.

Our board of directors is authorized by our articles of incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Although we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock, any such action by our board of directors or issuance of preferred stock by us could dilute your investment in our common stock or subordinate your holdings to the higher priority rights of the holders of shares of preferred stock issued in the future.

If we do not maintain an effective registration statement or comply with applicable state securities laws, warrantholders may not be able to exercise the Class A or Class B warrants.

For holders of our Class A and Class B warrants to be able to exercise those securities, the exercise must be covered by an effective and current registration statement and qualify or be exempt under the securities laws of the state or other jurisdiction in which the warrantholders live. Although we will endeavor to have a current registration statement available at all times when the warrants are in-the-money, warrantholders may encounter circumstances in which they will be unable to exercise the Class A or Class B warrants. We can give no assurance that we will be able to continue to maintain a current registration statement relating to the shares of our common stock underlying the redeemable warrants or that an exemption from registration or qualification will be available throughout their term. This may have an adverse effect on demand for the redeemable warrants and the prices that can be obtained from reselling them.

Our principal stockholder will continue to have substantial control over our company, which could limit the ability of our other stockholders to influence the outcome of key transactions, including a change in control, and could result in the approval of transactions that would be adverse to their interests.

Yellowjacket, LP, our largest stockholder, owns 1,269,605 shares, or approximately 16.1%, of our outstanding common stock as of December 31, 2012. Although its ownership interest will decline, if outstanding stock options or warrants are exercised or if we sell additional shares of common stock or securities convertible into common stock, Yellowjacket can, for the foreseeable future, have significant influence over our management and affairs and will be able to control virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions such as mergers or other sales of our company or assets. Its interests could differ from ours and those of our other stockholders. In addition, the concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

Our actual operating results may differ significantly from our guidance.

Although we have not provided earnings guidance to date, from time to time, we may release guidance in our quarterly earnings releases, quarterly earnings conference call, or otherwise, regarding our future performance that represent our management's estimates as of the date of release. If given, this guidance, which includes forward-looking statements, will be based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. If we issue guidance, we will generally state possible outcomes as high and low ranges that are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. The principal reason that we would release guidance would be to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance, if given, is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our guidance and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making an investment decision in respect of our common stock, Class A warrants or Class B warrants.

Our common stock is thinly traded and there may not be an active, liquid trading market for our common stock.

We may not maintain an active trading market for our common stock on The Nasdaq Capital Market, or the volume of trading may not be sufficient to allow for timely trades. Investors may not be able to sell their shares quickly or at the latest market price if trading in our stock is not active or if trading volume is limited. In addition, if trading volume in our common stock is limited, trades of relatively small numbers of shares may have a disproportionate effect on the market price of our common stock.

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay cash dividends, our stock may be less valuable to investors because a return on their investment will only occur if our stock price appreciates.

Anti-takeover provisions and our right to issue preferred stock could make a third-party acquisition of us difficult.

Our articles of incorporation contain provisions that would make it more difficult for a third party to acquire control of us, including a provision that our board of directors may issue preferred stock without stockholder approval. In addition, certain anti-takeover provisions of Nevada law could make it more difficult for a third party to acquire control of us, even if such change in control would be beneficial to our stockholders.

As a public company, we may have to implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements, which will increase our costs.

We are currently classified as a "Smaller Reporting Company" under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Until we are classified as an "Accelerated Filer" (based upon our market capitalization reaching $75 million as of the applicable measuring date, among other requirements), we are exempt from compliance with Section 404(b) of the Sarbanes-Oxley Act of 2002 ("SOX"), relating to the attestation and reporting by our external auditing firm on our internal controls. In addition, we are permitted to make scaled disclosures in our periodic reports and are subject to less stringent reporting deadlines. However, if, in the future, we become an Accelerated Filer, we will be subject to the auditor attestation requirements of SOX and the expanded disclosure and accelerated reporting requirements of the Exchange Act. As a result of these heightened disclosure requirements we could incur significant additional costs, which could be material to us and affect our results of operations.

Risks Related to this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of our common stock in this offering, you will experience immediate dilution of $　　　 per share. See the section entitled "Dilution" below on page S-22 for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We will have broad discretion in the application of the net proceeds from this offering. Stockholders may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return for our stockholders. Because the number and variability of factors that determine our use of the proceeds from this offering, our actual uses of the proceeds of this offering may vary substantially from our current planned uses. Our failure to apply the proceeds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

A substantial number of shares of our outstanding common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering, we will sell 　　　　　　　shares, or approximately 　% of our outstanding common stock as of January 9, 2013. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements reflect our current views with respect to future events and future forward performance, including in particular statements about our plans, objectives, expectations and prospects. You can identify these statements by forward-looking words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "seek," "forecasts," "projects," "could," "may," "will," "would," "hopes," and similar expressions. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we can give no assurance that our plans, objectives, expectations and prospects will be achieved. Important factors that could cause our actual results to differ materially from the results anticipated by the forward-looking statements are contained herein under "Risk Factors" and elsewhere in this prospectus supplement and the accompanying prospectus. Any or all of these factors could cause our actual results and financial or legal status for future periods to differ materially from those expressed or referred to in any forward-looking statements.

We have identified some of the important factors that could cause future events to differ from our current expectations herein and in our most recent Annual Report on Form 10-K filed on September 27, 2012, including, without limitation, under the captions "Item 1A. Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation," in our Quarterly Report on Form 10-Q filed on November 13, 2012, together with other documents we file with the SEC and that are incorporated herein by reference, all of which you should review carefully. Although we have attempted to list comprehensively these important factors, we also wish to caution investors that other factors may prove to be important in the future in affecting our operating results. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact each factor or combination of factors may have on our business.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Many factors discussed in this prospectus supplement and the prospectus, some of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from the forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus supplement and the prospectus as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this prospectus supplement. All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $　　　　　 from the sale of the shares of our common stock. "Net proceeds" is what we expect to receive after paying the underwriting discount and expense allowance to the underwriter and other expenses of this offering.

We intend to use the net proceeds from the sale of the shares of our common stock offered pursuant to this prospectus supplement for working capital and general corporate purposes. A portion of the funds may also be used to fund future business acquisitions, but we have no agreements or commitments with respect to any acquisitions at this time. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering or the timing and amount of actual expenditures. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

Our net tangible book value as of September 30, 2012 was approximately $23.1 million, or $3.09 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding.

After giving effect to the sale of 　　　　　　 shares in this offering at the public offering price of $　　 per share and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2012 would have been approximately $　　　　　 million, or $     per share of common stock. This represents an immediate increase in net tangible book value of $　　 per share to our existing stockholders and an immediate dilution in net tangible book value of $　　 per share to new investors purchasing shares of common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of September 30, 2012		$3.09
Increase per share attributable to this offering	$
As adjusted net tangible book per share after this offering			$
Dilution per share to investors participating in this offering			$

The number of shares of common stock shown above to be outstanding after this offering is based on 7,873,100 shares of our common stock outstanding as of January 8, 2013 and excludes:

•	852,000 shares of our common stock subject to options outstanding as of January 8, 2013 having a weighted- average exercise price of $4.72 per share;
•	325,000 shares of our common stock reserved for issuance in connection with future awards under our 2009 equity incentive plan;
•	50,000 shares of our common stock issuable upon the exercise of outstanding warrants issued in May 2012 to company advisers, at an exercise price of $6.875 per share;
•

2,799,900 shares of common stock issuable upon the exercise of outstanding Class A warrants and Class B warrants issued to the purchasers in our initial public offering completed in May 2010, at an exercise price of $7.15 and $11.00 per share, respectively;

•

280,000 shares of our common stock, 140,000 Class A warrants and 140,000 Class B warrants issuable upon the exercise of outstanding warrants issued to the underwriters of our initial public offering, at an exercise price of $13.20 per unit, each unit consisting of two shares of our common stock, one Class A warrant and one Class B warrant; and

•	50,000 shares of our common stock issuable upon the exercise of outstanding warrants issued in May 2010 to company advisers, at an exercise price of $4.00 per share.

To the extent our outstanding options and warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price of the common stock in this offering, would further increase dilution to investors in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 　　　　　　　 shares of our common stock. A description of our common stock that we are offering pursuant to this prospectus supplement is set forth under the heading "Description of Capital Stock" starting on page 19 of the accompanying prospectus. As of January 9, 2013, we had 6,873,100 shares of common stock outstanding.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement to Piper Jaffray & Co., or Piper Jaffray. Subject to the terms and conditions of the purchase agreement, we have agreed to sell to Piper Jaffray, and Piper Jaffray has agreed to purchase all of the shares of common stock offered by us in this offering.

Piper Jaffray proposes to offer the shares of common stock directly to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per share. After the offering, these figures may be changed by Piper Jaffray.

The underwriting fee is equal to the public offering price per share less the amount paid by Piper Jaffray to us per share. The following table shows the per share and total underwriting discount to be paid to Piper Jaffray in this.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before expenses, to us	$	$

We estimate that the total fees and expenses payable by us will be approximately $          , which includes $150,000 that we have agreed to reimburse Piper Jaffray for fees incurred by it in connection with this offering.

We have agreed to indemnify Piper Jaffray against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that Piper Jaffray may be required to make in respect of those liabilities.

We and each of our directors and executive officers are subject to lock-up agreements that prohibit us and them from offering for sale, pledging, assigning, encumbering, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of at least 90 days following the date of this prospectus supplement without the prior written consent of Piper Jaffray.

The lock-up agreements provide exceptions for (1) our sales in connection with the exercise of options granted and the granting of options to purchase additional shares under the our existing stock option plans, (2) the transfer of shares of our common stock to us in satisfaction of withholding obligations upon exercise or vesting of equity awards, (3) transfers to others as gifts or for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms, and (4) certain other exceptions.

The 90-day lock-up period in all of the lock-up agreements is subject to extension if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Piper Jaffray waives the extension in writing.

Our shares of common stock are quoted on The Nasdaq Capital Market under the symbol "SANW."

To facilitate the offering, Piper Jaffray may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, Piper Jaffray may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to Piper Jaffray. Short sales involve the sale by Piper Jaffray of a greater number of shares than Piper Jaffray is required to purchase in the offering. Piper Jaffray may close out any short position by purchasing shares in the open market.

In addition, Piper Jaffray may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time. Piper Jaffray may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on The Nasdaq Capital Market is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the web site maintained by Piper Jaffray and Piper Jaffray may distribute prospectuses and prospectus supplements electronically.

From time to time in the ordinary course of their respective businesses, Piper Jaffray and certain of its affiliates may in the future engage in commercial banking or investment banking transactions with, or provide financial advisory services to, us and our affiliates.

LEGAL MATTERS

Holland & Knight LLP, Portland, Oregon, has rendered an opinion with respect to the validity of the shares of common stock offered by this prospectus supplement. K&L Gates LLP, Irvine, California, is acting as counsel for Piper Jaffray in connection with this offering.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated by reference in reliance upon the report of M&K CPAS, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

This prospectus supplement and the accompanying prospectus are only part of the registration statement, and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC's Public Reference Room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement and accompanying prospectus is an important part of this prospectus supplement. Any statement in a document we incorporate by reference into this prospectus supplement or the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement or the accompanying prospectus, as applicable, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:

  our Annual Report on Form 10-K for the year ended June 30, 2012 filed with the SEC on September 27, 2012;

  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on November 13, 2012 and our amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on December 11, 2012;

  our Current Reports on Form 8-K filed with the SEC on July 18, 2012, August 2, 2012, September 24, 2012, September 27, 2012, October 2, 2012, October 19, 2012 and November 13, 2012, respectively, our amended Current Report on Form　8-K/A filed with the SEC on November 27, 2012, our Current Report on Form 8-K filed with the SEC on December 11, 2012, our amended Current Report on Form 8-K/A filed with the SEC on January 7, 2013 and our Current Report on Form 8-K filed January 7, 2013;

  our Schedule 14A filed with the SEC on October 29, 2012; and

  the description of our common stock contained in our registration statement on Form 8-A and on Form 8-A/A filed with the SEC on April 23, 2010 and April 29, 2010, respectively, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K we may subsequently file.

Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

S&W Seed Company
25552 South Butte Avenue (Personal or Overnight Delivery)
P.O. Box 235 (Mail)
Five Points, CA 93624
(559) 884-2535
Attention: Investor Relations

You should rely only on the information provided in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

PROSPECTUS

$25,000,000

Common Stock
Convertible Preferred Stock
Warrants
Units

From time to time, we may offer up to $25,000,000 of any combination of the securities described in this prospectus, either individually or in units.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein and therein before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol "SANW." On February 9, 2012, the last reported sale price for our common stock was $5.20 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" ON PAGE 7 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2012.

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information."

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's web site or at the SEC's offices described below under the heading "Where You Can Find Additional Information."

You should assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or other offering materials is accurate only as of the dates of those documents or documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or unless otherwise noted, all references to "S&W Seed" are to S&W Seed Company, a Nevada corporation, and all references to "we," "us" or "our" are to S&W Seed Company and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this Prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, tax provisions, earnings, cash flows and other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding our ability to raise capital in the future; any statements concerning expected development, performance or market acceptance relating to our products or services or our ability to expand our grower or customer bases; any statements regarding future economic conditions or performance; any statements of expectation or belief; any statements regarding our ability to retain key employees; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are often identified by the use of words such as, but not limited to, "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "will," "plan," "project," "seek," "should," "target," "will," "would," and similar expressions or variations intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Risks, uncertainties and assumptions include the possibility that certain foreign markets into which our seed is sold continue to be adversely impacted by discounted pricing of non-proprietary seed by competitors, our alfalfa seed growers choose to grow more profitable crops instead of our alfalfa seed and the dairy industry decline does not recover as quickly as we anticipate, macro-economic and geopolitical trends and events; the execution and performance of contracts by our company and our customers, suppliers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; the outcome of pending or future legislation or court decisions and pending or future accounting pronouncements; and other risks that are described herein, including but not limited to the items discussed in "Risk Factors" below, and that are otherwise described or updated from time to time in our Securities and Exchange Commission reports, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Many factors discussed in this Prospectus, some of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from the forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this prospectus. All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. This summary may not contain all of the information that may be important to you. Before making an investment decision, you should read carefully this entire prospectus, any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading "Where You Can Find More Information" on page 26 of this prospectus.

Our Company

Our business includes (i) our core alfalfa seed business; (ii) our more recently-initiated stevia breeding and production operations; and (iii) our seed and small grain cleaning and processing operations that leverage the excess capacity in our mill. Until we incorporated in 2009, our business was operated for almost 30 years as a general partnership and was owned by five general partners. We incorporated in October 2009, bought out the former partners between June 2008 and May 2010 and raised capital in our May 2010 initial public offering in order both to grow the existing alfalfa seed business and take the company in a new direction.

We own a seed cleaning and processing facility in Five Points, California that we constructed and have operated since 1980. Our facility was extensively modernized and rebuilt in the late 1980's. The property encompasses a total of 40 acres, including 35 acres that are in reserve for future development and five acres on which are situated permanent structures and three seed processing lines. We believe that the replacement cost of our Five Points facility would be at least $12 million. The facility has been operating at less than 25% of capacity, providing ample opportunity for growth. We recently have begun capitalizing on our facility's central location in the San Joaquin Valley by more aggressively marketing our seed cleaning and processing services to other growers of alfalfa seed, as well as growers of small grains such as wheat, barley and triticale, which are processed at different times of the year than alfalfa seed.

We incurred a net loss of $811,448 for the fiscal year ended June 30, 2011 and earned net income of $443,064 and $965,829 for the three and six months ended December 31, 2011, respectively.

Alfalfa Seed Production

Founded in 1980 and headquartered in the Central Valley of California, we are a leading producer of warm climate, high-yield alfalfa seed varieties, including varieties that can thrive in poor, saline soils.

Our alfalfa seed business consists of breeding our proprietary alfalfa seed varieties, primarily with San Joaquin Valley farmers, for the production of that seed, cleaning, processing and bagging the seed at our facility and marketing and selling it as certified seed to agribusiness firms and farmers throughout the world. We contract annually at fixed prices with growers who have established a history of yields that provide some predictability into anticipated supply volume and cost. Nevertheless, yields are subject to agriculture risk and the farming practices of each grower. Our principal business is subject to uncertainty, caused by the following factors, among others: (i) our growers may decide to grow different crops when prices for alternative commodities are on the rise, which can create a shortage of our certified seed; (ii) farmers who typically purchase our seed to grow alfalfa hay may plant alternative crops either in reaction to a decline in the dairy industry, which in turn causes shrinking demand for alfalfa hay or because they can make a higher profit planting alternative crops, either way, with the result that smaller quantities of our seed are purchased, or (iii) farmers may choose to convert their hay crops to non-certified common seed, and an overabundance of non-certified seed entering the market can drive down the overall market price for alfalfa seed, including the market for certified alfalfa seed. Consequently our revenue and margins can be difficult to project.

In connection with our alfalfa seed operations since our May 2010 IPO, we have (i) expanded our sales and marketing efforts; (ii) leased approximately 3,400 acres in Kern and Madera Counties in California's San Joaquin Valley, on which we are producing a portion of our alfalfa seed supply ourselves as well as other crops; and (iii) purchased the customer list of our principal international distributor from its owner in order to begin direct international sales rather than relying upon distributors for sales of our alfalfa seed in Saudi Arabia, and to other Middle Eastern and North African countries such as Sudan, Egypt and Morocco. We began direct international sales in June 2011. Our first crop of internally produced alfalfa seed was planted in the second fiscal quarter of 2012 and will be harvested, cleaned, bagged and made available for sale to our customers in the first and second quarters of 2013, along with the seed we purchase from our growers. We believe that by vertically integrating our alfalfa seed business to include our own production, we can leverage our existing management infrastructure, experienced agronomics team and milling capacity, while reducing our costs and more directly controlling our inventory.

Stevia Production

In fiscal 2010, we launched a business expansion initiative centered on our plan to commercially produce stevia leaf in the U.S. in response to growing global demand from the food and beverage industry for the all-natural, zero calorie sweetener. In fiscal 2010, we laid the groundwork for the commercial production of stevia in California's Central Valley by conducting trials on sample stevia material sourced from stevia plant breeders in India, China and Paraguay. We planted our first small-scale commercial crop of stevia in May and June 2011 and harvested the first crop during the first quarter of fiscal 2012. With no history of stevia operations, we cannot guarantee that our stevia production operations will prove profitable, but we anticipate that we will earn our first stevia-generated revenues in fiscal 2012.

Our first commercial crop was planted and harvested by us. In future years, we may contract with other growers but have made no specific plans in this regard.

After harvest, we will process the stevia, which will primarily involve separating the leaves from the stems, drying the leaves and packaging them, and will then market and sell the dried stevia leaf to companies that process it for its derivatives (primarily Reb-A) for incorporation into food and beverages. We used the first commercial harvest primarily to experiment with various equipment and harvesting methodologies in order to determine the best and most cost-effective means to harvest future stevia crops.

In July 2010, we entered into a five-year supply agreement with a major stevia processor that has agreed to purchase our production of stevia that is grown from plants sourced through that company or its agents, up to certain maximum amounts. Our goal is to select or breed varieties that produce the highest Reb A content stevia under our local growing conditions, which we believe will be desired by our future customers. The supply agreement does set certain minimum specifications for Reb-A content and other factors, and our stevia cultivation program has focused on developing varieties that meet the stated requirements.

Milling Services

In addition to processing seed for our alfalfa seed business, we also provide cleaning and processing services for other growers' alfalfa seed, as well as small grains, such as barley and wheat. Our mill currently operates at less than 25% of capacity, leaving capacity available for expansion of milling services without the need to make any significant capital outlay. In fiscal 2011, we began to focus on making this a more significant portion of our business, and as a result, milling services increased over 55% from fiscal 2010 to fiscal 2011.

Our Contact Information

Our principal business office is located at 25552 South Butte Avenue, Five Points, CA 93624, and our telephone number (559) 884-2535. Our website address is www.swseedco.com. Information contained on our website or any other website does not constitute part of this prospectus.

Securities We May Offer

With this prospectus, together with any applicable prospectus supplement and related free writing prospectus, we may offer common stock, preferred stock and warrants, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The aggregate initial offering price of all securities we sell in the primary offering under this prospectus will not exceed $25,000,000, but will be further limited in any 12-month period by the amount we are eligible to sell under General Instruction I.B.6., pertaining to primary offerings by certain registrants, which currently includes our company. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the certificate of designations that sets forth the rights, preferences, privileges and restrictions of each series of preferred stock that we issue.

Warrants

We may offer warrants for the purchase of shares of preferred stock or shares of common stock. We may issue the warrants by themselves or together with preferred stock or common stock and the warrants may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. We urge you to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants, copies of which will be filed as exhibits to this registration statement or will be incorporated by reference from a current report on Form 8-K that we will file with the SEC.

Units

We may offer units consisting of common stock, preferred stock and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under "Description of Units." We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the following risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled "Risk Factors" contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

Risks Relating to Our Business and Industry

Our earnings may be sensitive to fluctuations in demand for our products.

Our earnings can be negatively impacted by declining demand brought on by varying factors, many of which are out of our control. Our earnings declined significantly in fiscal 2011, largely driven by a decline in demand by end users both domestically and internationally. The severe downturn in the California dairy industry in recent years that resulted from over-supply has had a corresponding negative effect on sales of alfalfa hay. Therefore demand for our alfalfa seed in the domestic market declined during fiscal 2011. In the past year, demand for our certified seed also severely declined in the Middle East, which historically has been a significant market. The decline was primarily the result of common, uncertified seed flooding the market at lower prices than those at which we were willing to sell our certified seed. As a result of this price competition, the demand for our proprietary seed materially declined in fiscal 2011. These circumstances could continue or reoccur, and our earnings could again be negatively impacted. In addition, demand for our products could decline because of ordinary, more expected, supply and quality issues or for any other reason, including products of competitors that might be considered superior by end users. A decline in demand for our products could have a material adverse effect on our business, results of operations and financial condition.

Our earnings may also be sensitive to fluctuations in market prices.

Market prices for our alfalfa seed can be impacted by factors such as the quality of the seed and the available supply, including whether lesser quality, uncertified seed is available. Growing conditions, particularly weather conditions such as windstorms, floods, droughts and freezes, as well as diseases and pests, are primary factors influencing the quality of the seed and therefore, the market price at which we can sell our seed to our customers. A decrease in the prices received for our products could have a material adverse effect on our business, results of operations and financial condition.

Our inventory of seed can be adversely affected by the market price being paid for other crops.

We rely on unaffiliated growers to grow our proprietary seed and to sell it to us at negotiated prices each year. Growers have a choice of what crops to plant. If a particular crop is paying a materially higher price than has been paid in the past, growers may decide to not grow alfalfa seed in favor of receiving a higher return from an alternative crop planted on the same acreage. Some of our growers who have grown alfalfa seed for us for many years did not grow seed for us in fiscal 2011 in order to make acreage available to plant cotton and reap a portion of the historically high prices being paid for that crop in 2011. If our growers decline to a significant degree to plant the acreage on which we rely, and if we cannot find other growers to plant the lost acreage, our inventory of seed could be insufficient to satisfy the needs of our customers, and our business, results of operations and financial condition could materially decline. In addition, our customers could look to other suppliers for their seed, and we may have not be able to get them to return as customers once our inventory levels have returned to normal.

Adverse weather conditions, natural disasters, crop disease, pests and other natural conditions can impose significant costs and losses on our business.

Alfalfa seed, our primary product, is vulnerable to adverse weather conditions, including windstorms, floods, drought and temperature extremes, which are quite common but difficult to predict. In addition, alfalfa seed is vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied and climatic conditions. Unfavorable growing conditions can reduce both crop size and quality. While historically, we have not grown the alfalfa seed we sell, these factors can nevertheless directly impact us by decreasing the quality and yields of our seed, reducing our inventory and supply of seed we sell to our customers. Moreover, beginning in fiscal 2012, we began growing a portion of our alfalfa seed directly as well as farming wheat and alfalfa hay, and therefore, we have a direct vulnerability to the same adverse effects of weather, pests, natural disasters and other natural conditions that concern our third party growers. These factors can increase costs, decrease revenues and lead to additional charges to earnings, which may have a material adverse effect on our business, results of operations and financial condition.

Because our alfalfa seed business is highly seasonal, our revenue, cash flows from operations and operating results may fluctuate on a seasonal and quarterly basis.

We expect that the majority of our revenues will continue to be generated from our alfalfa seed business, even though we have recently entered the commercial stevia growing business. Our alfalfa seed business is highly seasonal. The seasonal nature of our operations results in significant fluctuations in our working capital during the growing and selling cycles. As a result, operating activities during the second and third fiscal quarters use significant amounts of cash because we typically pay our growers progressively, starting in the second quarter. In contrast, operating activities for the first and second fiscal quarters typically generate cash as we ship inventory and collect accounts receivable. We have experienced, and expect to continue to experience, significant variability in net sales, operating cash flows and net income on a quarterly basis.

Because we depend on a core group of significant customers, our sales, cash flows from operations and results of operations may be negatively affected if our key customers reduce the amount of products they purchase from us.

Historically, we have relied upon a small group of customers for a large percentage of our net sales, including Genetics International, which served the Saudi Arabian market. We expect that a small number of customers will continue to account for a substantial portion of our net sales for the foreseeable future. Fiscal 2011 was a year in which we experienced significant changes in sales concentration because Genetics International was severely negatively impacted by market factors in the Saudi Arabian seed market, resulting in it purchasing a far smaller quantity of seed than it had purchased in recent years. Genetics International has left the alfalfa seed business, and since June 2011, we have been selling directly to its former customers. One of those customers, Sorouh Agricultural Company represented approximately 20% of our net sales in fiscal 2011, and we expect that that customer, together with S.C.A.L.E Ag Services, a domestic distributor, will represent a material amount of our sales in fiscal 2012.

We do not have written contracts with either of these or any other of our customers. The loss of, or a significant adverse change in, our relationship with these customers, or any other major customer, could have a material adverse effect on our business, financial position, results of operations and operating cash flows. The loss of, or a reduction in orders from any significant customers, losses arising from customers' disputes regarding shipments, product quality, or related matters, or our inability to collect accounts receivable from any major customer could have a material adverse effect on us. There is no assurance that we will be able to maintain the relationships with our major customers or that they will continue to purchase our seed in the quantities that we expect and rely upon. If we cannot do so, our results of operations could suffer.

Because we do not grow most of the alfalfa seed that we sell, we are substantially dependent on our network of growers, and our sales, cash flows from operations and results of operations may be negatively affected if our largest growers were to stop supplying seed to us.

Historically, we have relied on a relatively small network of growers of alfalfa seed that together have provided all of the seed we sell to our customers. Although beginning in fiscal 2012, we expect to grow a portion of our own seed, most of our seed will continue to be grown under annual contracts with farmers in the San Joaquin Valley. Three growers collectively accounted for approximately 51% of our total seed purchases in fiscal 2011. Many of our growers have had long-term grower relationships with us. However, we do not have long-term supply contracts with any of these growers, which makes us particularly vulnerable to factors beyond our control. Events such as a shift in pricing caused by an increase in the value of commodity crops other than seed crops, increase in land prices or competition could disrupt our chain of supply. Any of these disruptions could limit the supply of seed that we obtain in any given year, adversely affecting supply and thereby lowering revenues in the subsequent marketing season. Such disruption could also damage our distributor relationships and rancher and farmer loyalty to us if we cannot supply the quantity of seed expected by them. We encountered a meaningful shift in our grower network in fiscal 2011, with some of our growers who had grown for us for many years opting to cut back their alfalfa seed acreage or to not grow alfalfa seed at all. This situation could reoccur and could negatively impact our revenues if we do not otherwise have sufficient seed inventory available for sale.

A lack of availability of water in California's San Joaquin Valley or in the Kingdom of Saudi Arabia could impact our business.

Adequate quantities and correct timing of the application of water are vital for most agriculture to thrive. Whether particular farms are experiencing water shortages depends, in large part, on their location. However, continuing drought conditions can threaten all farmland other than those properties with their own water sources. Although alfalfa seed is not a water-intensive crop, the availability or the cost of water is a factor in the planting of the alfalfa hay grown from our seed. If the dairy farmers and others who purchase our alfalfa seed to grow hay cannot get an adequate supply of water, or if the cost of water makes it uneconomical for the farmers to grow alfalfa, we may not be able to sell our seed, which could have an adverse impact on our results of operations. We cannot predict if water shortages will impact our business in the future, but if alfalfa hay growers are impacted by water shortages, our business could also materially decline.

In addition, if the government of the Kingdom of Saudi Arabia were to restrict the availability of water to farmers and other growers, this governmental decision could adversely affect the amount of seed we would be able to sell in the Middle East, which currently is our largest market. Were this to occur, our results of operations could be severely impacted for at least the duration of the water shortage.

We face intense competition, and our inability to compete effectively for any reason could adversely affect our business.

The alfalfa seed market is highly competitive, and our products face competition from a number of small seed companies, as well as large agricultural and biotechnology companies. We compete primarily on the basis of consistency of product quality, product availability, customer service and price. Many of our competitors are, or are affiliated with, large diversified companies that have substantially greater marketing or financial resources than we have. These resources give our competitors greater operating flexibility that, in certain cases, may permit them to respond better or more quickly to changes in the industry or to introduce new products more quickly and with greater marketing support. Increased competition could result in lower profit margins, substantial pricing pressure, reduced market share and lower operating cash flows. Price competition, together with other forms of competition, could have a material adverse effect on our business, financial position, results of operations and operating cash flows.

If we are unable to estimate our customers' future needs accurately and to match our production to the demand of our customers, our business, financial condition and results of operations may be adversely affected.

We sell our seed primarily to dealers and distributors who, in turn, sell primarily to hay and dairy farmers who grow hay for dairy cattle and other livestock. Due to the nature of the alfalfa seed industry, we normally produce seed according to our production plan before we sell and deliver seed to distributors and dealers. Our dealers and distributors generally make purchasing decisions for our products based on market prices, economic and weather conditions and other factors that we and our dealers and distributors may not be able to anticipate accurately in advance. If we fail to accurately estimate the volume and types of products sought by the end users and otherwise adequately manage production amounts, we may produce more seed than our dealers and distributors want, resulting in reduced gross margins and excess inventory investment. On the other hand, if we underestimate demand, which has happened in the past, we may not be able to satisfy our dealers and distributors' demand for alfalfa seed, and thus damage our customer relations and end-user loyalty. Our failure to estimate end users' future needs and to match our production to the demand of our dealers, distributors and farmers to whom we sell seed directly may adversely affect our business, financial condition and results of operations.

We could be unsuccessful in transitioning from selling into international markets through distributors to our new business plan that contemplates direct sales into those markets.

Historically, sales of our alfalfa seed in international markets have been made by U.S. distributors having a presence in various international markets. In the last quarter of fiscal 2011, our largest international distributor closed its alfalfa seed business. With the cooperation of the former distributor, we began selling directly to its customers in June 2011. We have never sold directly into Saudi Arabia, Sudan, South Africa, Morocco and Argentina, and we have no direct experience selling alfalfa seed or otherwise doing business in these markets. There is no assurance that we will be able to retain the customers that have purchased our seed from our distributor in the past or that these customers will continue to purchase the quantities of our proprietary seed that they have historically purchased from our distributor. Moreover, one of the Saudi Arabian customers is expected to be one of our largest customers in fiscal 2012, so it is critical that we are successful in maintaining that relationship or our business will materially suffer. We also may not succeed in expanding the customer base in these locations. Failure to sell significant quantities of alfalfa seed to these customers or to new customers in these countries could have a material adverse effect on our financial condition and results of operations.

We could grant credit terms to one of our new international customers that could create a significant concentration of credit, and collection could be more difficult because of its location.

Beginning in the fourth quarter of fiscal 2011, we started to sell seed directly to a customer in Saudi Arabia who previously had purchased our seed through our international distributor. That customer purchased on credit a significant amount of seed in the first quarter of fiscal 2012. We anticipate that in future periods, this customer could again order significant quantities of seed on credit that could represent, at any one time, a large percentage of our accounts receivable. Because this customer is located in Saudi Arabia, collection efforts, were they to become necessary, could be much more difficult and expensive. Moreover, future political and/or economic factors, as well as future unanticipated trade regulations, could negatively impact our ability to timely collect outstanding receivables from this important customer. Our failure to do so could have a material adverse effect on our results of operations and cash flows.

We extend credit to customers who currently represent or are expected to represent the largest percentage of our sales.

Our largest customer in fiscal 2011 was Sorouh Agricultural Company, which accounted for approximately 20% of our annual revenue. All of the sales to Sorouh were made in June 2011, when we began direct sales to Saudi Arabia, following the closure of our international distributor's business. Although payment terms for our seed sales generally are 90 days, we extended credit to this customer in fiscal 2011, and at June 30, 2011, the receivable totaled $712,600. We expect that sales of our alfalfa seed varieties to Sorouh will represent a material portion of our revenue in fiscal 2012 and that we will continue to extend credit in connection with those sales. In addition, we expect that S.C.A.L.E. Ag Services, a domestic distributor, will also account for a material portion of our alfalfa seed revenue in fiscal 2012 and that we will extend credit to this distributor. The extension of credit to our major customers exposes us to the risk that our seed will be delivered but that we may not receive all or a portion of the payment therefor. If either of these customers were unable or unwilling to fully pay for the seed they purchase on credit, our results of operations and financial condition could be materially negatively impacted. Moreover, our internal forecasts on which we make business decisions throughout the year could be severely compromised, which could, in turn, mean that we spend capital for operations, investment or otherwise that we would not have spent had we been aware that the customer would not honor its credit extension obligation.

Our current reliance on the seed development and production business does not permit us to spread our business risks among different business segments and, thus, a disruption in our seed production or the industry would harm us more immediately and directly than if we were diversified.

We currently operate mainly in the alfalfa seed business, and we do not expect this to change materially in the foreseeable future, even as we begin our commercial stevia business. Without business line diversity, we will not be able to spread the risk of our operations. Therefore, our business opportunities, revenue and income could be more immediately and directly affected by disruptions from such things as drought and disease or widespread problems affecting the alfalfa industry, payment disruptions and customer rejection of our varieties of alfalfa seed. If there is a disruption as described above, our revenue and income will be reduced, and our business operations may have to be scaled back.

If we fail to introduce and commercialize new alfalfa seed varieties, we may not be able to maintain market share, and our future sales may be harmed.

We cannot guarantee that the performance of our new alfalfa seed varieties will meet our customers' expectations, or that we will be able to introduce and commercialize specific seed varieties. Reorder rates are uncertain due to several factors, many of which are beyond our control. These include changing customer preferences, which could be further complicated by the new availability of Roundup Ready alfalfa, competitive price pressures, our failure to develop new products to meet the evolving demands of the end users, the development of higher-demand products by our competitors and general economic conditions. The process for new products to gain market recognition and acceptance is long and has uncertainties. If we fail to introduce and commercialize a new seed variety that meets the demand of the end user, if our competitors develop products that are favored by the end users, or if we are unable to produce our existing products in sufficient quantities, our growth prospects may be materially and adversely affected, and our revenue may decline. In addition, sales of our new products could replace sales of some of our current similar products, offsetting the benefit of even a successful product introduction.

The recent deregulation of Roundup Ready alfalfa could negatively impact our sales of proprietary alfalfa seed.

In December 2010, the U.S. Department of Agriculture ("USDA") published the final environmental impact statement on Roundup Ready Alfalfa ("RRA"). Following that publication, in late January 2011, the USDA announced the deregulation of RRA, without imposing any regulations, providing any guidance pertaining to field separation or mandating any other conditions. We believe that Forage Genetics, a co-developer of RRA, and other licensed seed companies, have a substantial supply of RRA in inventory that has been awaiting this decision, and that RRA was available for the spring 2011 planting season. This development potentially could adversely impact our sales. Domestically, hay farmers may choose the GMO alfalfa seed over our seed in order to control weeds with Roundup, Monsanto's powerful herbicide. Internationally, we may face a challenge to demonstrate to our customers and end users that our seed is free of any cross-contamination between GMO and organic and conventionally-farmed fields since GMO crops currently are prohibited in most of the international markets in which our proprietary seed is currently sold. If it were determined that our fields or those of our growers, were contaminated with any GMO material, we would be unable to sell seed from those fields in Saudi Arabia, our largest market, because the Kingdom has an absolute prohibition on GMO products. There are other countries that also ban GMO products, so cross-contamination could impact our growth into other markets. No decision has been made whether it is in our best interest to enter the GMO alfalfa market, and no timetable for such a decision has been fixed. In the intervening time period, our domestic sales could be negatively impacted, although the actual impact on the alfalfa seed market in general and on sales of our proprietary seed, in particular, is currently unknown.

The adoption of GOZ zones in our primary alfalfa seed growing region could impact our international operations.

A substantial portion of our alfalfa seed is grown in Fresno County for both domestic and international sales. In January 2012, the National Alfalfa & Forage Alliance held a vote of growers in Fresno County to determine if they should form a Genetically Enhanced ("GE") Grower Opportunity Zone ("GOZ") in part of Fresno County. A GOZ is a seed grower-defined region within which a super-majority of growers (by number of growers or acreage) elects to focus on the production of either Adventitious Presence Sensitive ("APS") or GE alfalfa seed, including Roundup Ready alfalfa. The January 2012 vote to organize the proposed GOZ in Fresno County failed to obtain the required super-majority, and therefore the motion failed. However, there is no assurance that another vote will not be taken and that, at a future meeting, the proposal will not succeed in obtaining the required vote to form a GOZ for GMO alfalfa. If a GOZ were formed in Fresno County or in any other county where we currently produce seed or might produce seed in the future, our efforts to grow conventional alfalfa seed for international sale in such county could be threatened because of the isolation and contamination issues about which we remain concerned. In such circumstance, we might be forced to find alternative locations to grow our proprietary alfalfa seed for sale into Saudi Arabia and other locations that prohibit GMO seed, and there is no assurance that we would be able to do so successfully.

We have just planted our first commercial crop of stevia, and the business continues to be subject to many of the risks of a new business enterprise.

In fiscal 2010, we began expanding our business to include the breeding, selection and planting of high quality stevia varieties for production and processing of the stevia extract, Rebaudioside A ("Reb-A"). We planted our first commercial crop of stevia in fiscal 2011 and completed the initial harvest in fiscal 2012 from which we expect to earn a modest amount of revenue. Because this is our first commercial crop, we face numerous uncertainties, including not knowing the extent to which the stevia stands will rejuvenate for future cuttings, whether we will be able to improve yields and whether we will be able to improve the flavor characteristics of our stevia as we continue our breeding program to develop, grow and harvest a leading variety of stevia leaf. The failure to build a successful stevia business could materially impact our growth potential and could consume company resources that otherwise could be deployed to further the growth of other aspects of our business.

We may not be able to fully recover the costs of our initial stevia operations.

Our stevia operations are subject to the same farming risks that other agricultural operations face, including, weather-related events and natural disasters, which, depending on the growth cycle at the time of such event, could materially negatively impact our yields. Although we have a contract in place with a major stevia processor, our costs could exceed the revenue we are able to earn from a particular stevia harvest. As we plant additional stevia acreage, as we expect to do, this risk could become more material.

The stevia market may not develop as we anticipate and therefore our investment in stevia may not be as profitable as we expect.

There are a number of challenges to market acceptance of stevia as a natural, non-caloric sweetener. Stevia has its own unique flavor, which can affect the taste of some foods and beverages. Other factors that could impact market acceptance include the price structure compared to other sugar substitutes and availability. If the high intensity, non-caloric sweetener market declines or if stevia fails to achieve substantially greater market acceptance than it currently enjoys, we will not be able to grow our revenue sufficiently for us to achieve consistent profitability from this portion of our business. Even if products conform to applicable safety and quality standards, sales could be adversely affected if consumers in target markets lose confidence in the safety, efficacy and quality of stevia. Adverse publicity about stevia or stevia-based products may discourage consumers from buying products that contain stevia. Any of these developments could adversely impact the amount of processed stevia leaves or extract we are able to sell, which could adversely impact our results of operations.

If demand for stevia does not increase, there may be excess capacity that could decrease the market price of stevia and reduce our revenue expectations.

Historically, stevia has been marketed and sold in the U.S. as a dietary supplement, available in natural food and health food stores. Since December 2008, stevia producers have increased production capacity in expectation of a large demand for stevia products. We started our stevia operation because we expect that demand for stevia will increase significantly in the future, particularly since Reb-A, a stevia extract, has received GRAS (meaning generally accepted as safe) status in the U.S. That determination by the FDA allows Reb-A to be used as a food and beverage additive. However, there can be no assurance that there will be widespread demand for stevia products. If demand for stevia does not increase to the extent predicted by the industry, the stevia market may be subject to significant excess capacity, which would put downward pressure on the market price of stevia and negatively impact our expectations with respect to stevia as a revenue source.

Stevia competes with sugar and other high intensity sweeteners in the global sweetener market, and the success of stevia will largely depend on consumer perception of the positive health implications of stevia relative to other sweeteners.

The continued growth of stevia's share of the global sweetener market depends upon consumer acceptance of stevia and stevia-related products and the health implications of consuming stevia relative to other sweetener products. The publication of any studies or revelation of other information that has negative implications regarding the health impacts of consuming stevia may slow or reverse the growth in consumer acceptance of stevia, which may have a material adverse effect on our business operations and financial condition.

There are difficulties in managing our storage system, which may result in damage to our products held in storage.

Alfalfa seed storage, particularly outside the U.S., entails significant risks, including difficulties in the management of moisture, temperature and humidity. In addition, stevia can lose all viability unless stored in a controlled, refrigerated environment. Any material storage problem may result in damage to our seed or dried stevia leaf and, thus, could create operating losses.

If we are unable to acquire sufficient raw materials or produce sufficient finished product, we will not be able to meet the demands of our customers.

We must acquire sufficient alfalfa seed to meet the demands of our customers. An alfalfa seed shortage could result in loss of sales and damage to our reputation. Because our proprietary seed is only available from our growers, if our growers become unable or unwilling to produce the required commercial quantities of alfalfa seed on a timely basis and at commercially reasonable prices, we will likely be unable to meet customer demand. The failure to satisfy our customers not only could adversely impact our financial results but could irreparably harm our reputation. Although we are just entering the commercial stevia production business, we know we will encounter similar risks if we are unable to satisfy our customers' requirements for dried stevia due to our inability to obtain sufficient quantities of plants, either by growing stevia ourselves or acquiring stevia under contract from growers, or are unable to timely process the stevia to satisfy our customers' needs. In addition, we currently have only a small quantity of acreage allocated to growing stevia plants, and there is no assurance that growers in the San Joaquin Valley will decide in future growing seasons that growing stevia is the best use for their land. If we are unable to contract for a sufficient amount of acreage to grow stevia, we may not be able to capitalize on what we currently believe could be a meaningful growth opportunity.

The loss of key employees or the failure to attract qualified personnel could have a material adverse effect on our ability to run our business.

The loss of any of our current executives, key employees or key advisors, or the failure to attract, integrate, motivate and retain additional key employees, could have a material adverse effect on our business. Other than an employment agreement with our Chief Executive Officer, Mark S. Grewal, which expires in January 2013, and our employment agreement with our Chief Financial Officer, Matthew K. Szot, which expires in November 2013, we have no employment agreements with our key management personnel. We also do not carry "key person" insurance on the lives of any of our management team. As we develop additional capabilities, we may require more skilled personnel who must be highly skilled and have a sound understanding of our industry, business or processing requirements. Recruiting skilled personnel is highly competitive. Although to date we have been successful in recruiting and retaining qualified personnel, there can be no assurance that we will continue to attract and retain the personnel needed for our business. The failure to attract or retain qualified personnel could have a material adverse effect on our business.

We may not be able to manage our expansion of operations effectively.

We expect our operations to grow rapidly in the near future, both as we expand our historical business by implementing new sales and marketing activities both domestically and internationally, expanding our mill utilization and increasing our growers' production, and as we develop and expand our stevia production and sales business. These efforts will require the addition of employees, expansion of facilities and greater oversight. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures, and we may have difficulties maintaining and updating the internal procedures and the controls necessary to meet the planned expansion of our overall business.

Our management will also be required to maintain and expand our relationships with customers, suppliers and third parties as well as attract new customers and suppliers. We expect that our sales and marketing costs will increase as we grow our product lines and as we increase our sales efforts in new and existing markets.

There is no assurance that our current and planned operations, personnel, systems and internal procedures and controls will be adequate to support our future growth. We expect that our general and administrative costs will increase as our operations grow to meet existing sales orders for our products and for future growth as we increase our sales efforts in new and existing markets.

Changes in government policies and laws could adversely affect international sales and therefore, our financial results.

Other than in fiscal 2011, which we believe was an abnormal year, historically sales to our distributors who sell our proprietary alfalfa seed varieties outside the U.S. have constituted a substantial portion of our annual revenue. We anticipate that sales into international markets will continue to represent a substantial portion of our total sales and that continued growth and profitability will require further international expansion, particularly in Saudi Arabia and North Africa. Our financial results could be affected by changes in trade, monetary and fiscal policies, laws and regulations, or other activities of U.S. and non-U.S. governments, agencies and similar organizations. These conditions include but are not limited to changes in a country's or region's economic or political conditions, trade regulations affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights in some countries, changes in the regulatory or legal environment, burdensome taxes and tariffs and other trade barriers. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities and war, could lead to reduced distribution of our products into international markets and reduced profitability associated with such sales.

Insurance covering warranty claims may become unavailable or be inadequate.

Defective seed could result in warranty claims and negative publicity. Although we carry general liability insurance to cover warranty claims, such coverage may become unavailable or be inadequate. Even if coverage is offered, it may be at a price and on terms not acceptable to us. If claims exceed coverage limits, or if insurance is not available to us, the occurrence of significant claims could have a material adverse effect on our business, results of operations and financial condition.

We may be exposed to product quality claims, which may cause us to incur substantial legal expenses and, if determined adversely against us, may cause us to pay significant damage awards.

We may be subject to legal proceedings and claims from time to time relating to our seed or dried stevia leaf quality. The defense of these proceedings and claims can be both costly and time consuming and may significantly divert efforts and resources of our management personnel. An adverse determination in any such proceeding could subject us to significant liability and damage our market reputation and prevent us from achieving increased sales and market share. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase of our products.

The current global economic downturn could result in a decrease in our sales and revenue, which could adversely affect the results of our operations, and we cannot predict the extent or duration of these trends.

The global economic downturn of the past three years has significantly impacted the agricultural industry, with many farmers losing their farms or laying fallow their fields, as well as other negative impacts. The full impact of the current global economic downturn on growers, customers, vendors and other business partners cannot be known with any certainty. For example, major customers may have financial challenges unrelated to us that could result in a decrease in their business with us or, in extreme cases, cause them to file for bankruptcy protection. Similarly, parties to contracts may be forced to breach their obligations under those contracts. Although we exercise prudent oversight of the financial strength of our major business partners and seek to diversify our risk to any single business partner, there can be no assurance that there will not be a grower, customer or other business partner that is unable to meet its contractual commitments to us. Similarly, stresses and pressures in the industry may result in impacts on our business partners and competitors that could have wide ranging impacts on the future of the industry.

Capital and credit market issues could negatively affect our liquidity, increase our costs of borrowing and disrupt the operations of our growers and customers.

The capital and credit markets have experienced increased volatility and disruption over the past three years, making it more difficult for companies to access those markets. Although we believe that our operating cash flows and recent access to the capital market will permit us to meet our financing needs for the foreseeable future, there can be no assurance that continued or increased volatility and disruption in the capital and credit markets will not impair our liquidity or increase our costs of borrowing, if we need to access the credit market. Our business could also be negatively impacted if our growers or customers experience disruptions resulting from tighter capital and credit markets or a continued slowdown in the general economy.

If we are unable to protect our intellectual property rights, our business and prospects may be harmed.

Our ability to compete effectively is dependent upon the proprietary nature of the seeds, seedlings, processes, technologies and materials owned by or used by us or our growers. If any competitors independently develop new traits, seeds, seedlings, processes or technologies that customers or end users determine are better than our existing products, such developments could adversely affect our competitive position. We do not rely upon patent protection, but guard our proprietary property by exercising a high degree of control over the alfalfa seed supply chain, as well as over our stevia material. However, because we do not have more formal proprietary rights protections in place, it would be possible for persons with access to our seed or plants grown from our seed to reproduce and market our proprietary seed varieties, which could significantly harm our business and our reputation. Litigation may be necessary to protect our proprietary property and determine the validity and scope of the proprietary rights of competitors. Intellectual property litigation could result in substantial costs and diversion of our management and other resources. If we are unable to successfully protect our intellectual property rights, our competitors could be able to market products that compete with our proprietary products without obtaining a license from us.

Risks Related to Investment in Our Securities

The value of our common stock and Class A and Class B warrants can be volatile.

The overall market and the price of our common stock and Class A and Class B warrants can fluctuate greatly. The trading price of our common stock and Class A and Class B warrants may be significantly affected by various factors, including:

● economic status and trends in the dairy industry, which underlies domestic demand for our alfalfa seed;

● market conditions for alfalfa seed in the Middle East, where a substantial amount of our seed historically has been purchased by end users;

● quarterly fluctuations in our operating results;

● our ability to meet the earnings estimates and other performance expectations of investors or financial analysts;

● fluctuations in the stock prices of our peer companies or in stock markets in general; and

● general economic or political conditions.

Our quarter-to-quarter performance may vary substantially, and this variance, as well as general market conditions, may cause our stock price to fluctuate greatly and potentially expose us to litigation.

Our business is highly seasonal because it is tied to the growing and harvesting seasons. Typically, a substantial portion of our revenue is recognized during our first and second fiscal quarters. We generally experience lower revenue during our third and fourth fiscal quarters. Sales in the first and second fiscal quarters accounted for approximately 51% of our revenue for the fiscal year ended June 30, 2011 and accounted for 69% of our revenue in fiscal 2010. If sales in these quarters are lower than expected, expenses may not be offset, which would adversely affect our operating results and would have a disproportionately large impact on our operating results for that fiscal year.

Our future expense estimates are based, in large part, on estimates of future revenue, which are difficult to predict. We expect to continue to make significant expenditures in order to expand production, sales, marketing and administrative systems and processes. We may be unable to, or may elect not to, adjust spending quickly enough to offset any unexpected revenue shortfall. If our increased expenses are not accompanied by increased revenue in the same quarter, our quarterly operating results would be harmed.

In one or more future quarters, our results of operations may fall below the expectations of investors and the trading price of our securities may decline as a consequence. We believe that quarter-to-quarter comparisons of our operating results will not be a good indication of our future performance and should not be relied upon to predict the future performance of our stock price. In the past, companies that have experienced volatility in the market price of their stock have often been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business.

The redemption of the Class A warrants or Class B warrants may require warrantholders to sell or exercise the those warrants at a time that may be disadvantageous for them.

At any time after November 3, 2010, provided that our common stock has closed at a price at least equal $8.80 for five consecutive trading days, we may redeem the outstanding Class A warrants, in whole or in part, upon not less than 30 days' notice, at a price of $0.25 per warrant. Our Class B warrants are redeemable, in whole or in part, for $0.25 upon 30 days' notice after November 3, 2010, provided that our common stock has closed at a price at least equal to $13.75. The terms of our warrants prohibit us from redeeming them unless we have a current and effective registration statement available covering the exercise of the warrants. In the event we exercise our right to redeem either the Class A warrants or the Class B warrants, those warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price of $0.25 per warrant. Notice of redemption of the public warrants could force holders to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so or to sell the warrants at the current market price when they might otherwise wish to hold the warrants or accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption.

While the Class A and Class B warrants are outstanding, it may be more difficult to raise additional equity capital.

During the term that the Class A warrants and Class B warrants are outstanding, the holders of those warrants are given the opportunity to profit from a rise in the market price of our common stock. In addition, the Class B warrants are not redeemable by us. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time during which these public warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

Future sales or the potential for sale of a substantial number of shares of our common stock could cause the trading price of our common stock and warrants to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock and redeemable warrants to decline and could materially impair our ability to raise capital through the sale of additional equity securities. For example, the grant of a large number of stock options or other securities under an equity incentive plan or the sale of our securities in private placement transactions at a discount from market value could adversely affect the market price of our common stock or warrants.

If we issue shares of preferred stock, your investment could be diluted or subordinated to the rights of the holders of preferred stock.

Our Board of Directors is authorized by our Articles of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Although we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock, any such action by our Board of Directors or issuance of preferred stock by us could dilute your investment in our common stock and warrants or subordinate your holdings to the shares of preferred stock.

If we do not maintain an effective registration statement or comply with applicable state securities laws, warrantholders may not be able to exercise the Class A or Class B warrants.

For holders of our Class A and Class B warrants to be able to exercise those securities, the exercise must be covered by an effective and current registration statement and qualify or be exempt under the securities laws of the state or other jurisdiction in which the warrantholders live. Although we will endeavor to have a current registration statement available at all times when the warrants are in-the-money, warrantholders may encounter circumstances in which they will be unable to exercise the Class A or Class B warrants. We can give no assurance that we will be able to continue to maintain a current registration statement relating to the shares of our common stock underlying the redeemable warrants or that an exemption from registration or qualification will be available throughout their term. This may have an adverse effect on demand for the redeemable warrants and the prices that can be obtained from reselling them.

Our principal stockholder will continue to have substantial control over our company, which could limit the ability of our other stockholders to influence the outcome of key transactions, including a change in control, and could result in the approval of transactions that would be adverse to their interests.

As of January 31, 2012, Yellowjacket, LP, our largest stockholder, owns 1,991,000 shares, or approximately 34%, of our outstanding common stock. Although its ownership interest will decline, if outstanding stock options or warrants are exercised or if it sells or transfers a significant amount of its shares pursuant to an effective registration statement, by means of Rule 144, in private transactions or otherwise, Yellowjacket could, for the foreseeable future, have significant influence over our management and affairs and will be able to control virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions such as mergers or other sales of our company or assets. Its interests could differ from ours and those of our other stockholders. In addition, the concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

Our actual operating results may differ significantly from our guidance.

Although we have not provided earnings guidance to date, from time to time, we may release guidance in our quarterly earnings releases, quarterly earnings conference call, or otherwise, regarding our future performance that represent our management's estimates as of the date of release. If given, this guidance, which includes forward-looking statements, will be based on projections prepared by our management. These projections are not prepared with a view toward compliance with GAAP, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. If we issue guidance, we will generally state possible outcomes as high and low ranges that are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. The principal reason that we would release guidance would be to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance, if given, is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our guidance and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making an investment decision in respect of our common stock, Class A warrants or Class B warrants.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in our "Risk Factors" in this Annual Report on Form 10-K could result in the actual operating results being different from our guidance, and such differences may be adverse and material.

Future sales or the potential for sale of a substantial number of shares of our common stock could cause the trading price of our common stock and warrants to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock and redeemable warrants to decline and could materially impair our ability to raise capital through the sale of additional equity securities. For example, the grant of a large number of stock options or other securities under an equity incentive plan or the sale of our securities in private placement transactions at a discount from market value could adversely affect the market price of our common stock or warrants.

If we issue shares of preferred stock, your investment could be diluted or subordinated to the rights of the holders of preferred stock.

Our Board of Directors is authorized by our Articles of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Although we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock, any such action by our Board of Directors or issuance of preferred stock by us could dilute your investment in our common stock and warrants or subordinate your holdings to the shares of preferred stock.

If we do not maintain an effective registration statement or comply with applicable state securities laws, you may not be able to exercise the Class A or Class B warrants.

For you to be able to exercise the Class A or Class B warrants, the shares of our common stock to be issued to you upon exercise of the Class A or Class B warrants must be covered by an effective and current registration statement and qualify or be exempt under the securities laws of the state or other jurisdiction in which you live. We cannot assure you that we will continue to maintain a current registration statement relating to the shares of our common stock underlying the Class A or Class B warrants. You may encounter circumstances in which you will be unable to exercise the Class A or Class B warrants. We can give no assurance that we will be able to continue to maintain a current registration statement relating to the shares of our common stock underlying the redeemable warrants or that an exemption from registration or qualification will be available throughout their term. This may have an adverse effect on demand for the redeemable warrants and the prices that can be obtained from reselling them.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures. In addition our use of proceeds may include the repayment of debt or refinancing of indebtedness or the acquisition of complementary products or companies.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock or warrants to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $25,000,000 of securities under this prospectus, subject to the limitations of General Instruction I.B.6 of Form S-3 in any 12-month period, if we remain subject to that instruction. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, all with a par value of $0.001 per share. As of January 11, 2012, we have 5,800,000 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Subject to the preference in dividend rights of any series of preferred stock that we may issue in the future, the holders of common stock are entitled to receive such cash dividends, if any, as may be declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding up, after payment of all debts and liabilities and after payment of the liquidation preferences of any shares of preferred stock then outstanding, the holders of the common stock will be entitled to participate pro rata in all assets that are legally available for distribution.

Other than the rights described above, the holders of common stock have no preemptive subscription, redemption, sinking fund or conversion rights and are not subject to further calls or assessments. The rights and preferences of holders of common stock will be subject to the rights of any series of preferred stock that we may issue in the future.

Preferred Stock

Our board of directors, without any further vote or action by our stockholders, has the authority to issue up to an aggregate of 5,000,000 shares of preferred stock from time to time, in one or more classes or series or shares, on terms that it may determine, including among other things:

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:

• the distinctive designation and the maximum number of shares in the series;

• the terms on which dividends, if any, will be paid;

• the voting rights, if any, on the shares of the series;

• the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

• the terms on which the shares may be redeemed, if at all;

• the liquidation preference, if any; and;

• any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

We believe that our board of directors' ability to issue preferred stock on such a wide variety of terms will enable the Preferred Stock to be used for important corporate purposes, such as financing acquisitions or raising additional capital. However, were it inclined to do so, our board of directors could issue all or part of the preferred stock with, among other things, substantial voting power or advantageous conversion rights. This stock could be issued to persons deemed by our board of directors likely to support our current management in a context for control of us, either as a precautionary measure or in response to a specific takeover threat.

The issuance of preferred stock may delay, deter or prevent a change in control.

Transfer Agent, Warrant Agent and Registrar

Our transfer agent and registrar for our common stock and the warrant agent for our Class A and Class B warrants is Transfer Online, Inc., Portland, Oregon.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

• the offering price and aggregate number of warrants offered;

• the currency for which the warrants may be purchased;

• if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

• if applicable, the date on and after which the warrants and the related securities will be separately transferable;

• in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

• the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

• the terms of any rights to redeem or call the warrants;

• any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

• the dates on which the right to exercise the warrants will commence and expire;

• the manner in which the warrant agreements and warrants may be modified;

• United States federal income tax consequences of holding or exercising the warrants;

• the terms of the securities issuable upon exercise of the warrants; and

• any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

• the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

• any provisions of the governing unit agreement that differ from those described below; and

• any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Capital Stock," and "Description of Warrants" will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership of Securities."

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

• through agents to the public or to investors;

• to underwriters for resale to the public or to investors;

• directly to investors; or

• through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

• the name or names of any agents or underwriters;

• the purchase price of the securities being offered and the proceeds we will receive from the sale;

• any over-allotment options under which underwriters may purchase additional securities from us;

• any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

• any initial public offering price;

• any discounts or concessions allowed or reallowed or paid to dealers; and;

• any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock and warrants, which are listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

EXPERTS

The consolidated balance sheets as of June 30, 2010 and 2011 and the consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended June 30, 2009, 2010 and 2011, incorporated by reference in this Prospectus, have been incorporated by reference in this prospectus in reliance on the reports of M&K CPAS, PLLC, our independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed on by Wickersham & Murphy, a Professional Corporation, Palo Alto, California.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3. The Commission allows this filing to "incorporate by reference" information that we previously have filed with the Commission. This means we can disclose important information to you by referring you to other documents that we have filed with the Commission. The information that is incorporated by reference is considered part of this prospectus, and information that we file later will automatically update and may supersede this information. For further information about our company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

  Our annual report on Form 10-K filed with the Commission on September 26, 2011, which contains audited financial statements for the fiscal year ended June 30, 2011;

  The information specifically incorporated by reference into our 2011 Annual Report on Form 10-K referred to above from our definitive proxy statement on Schedule 14A, filed on October 28, 2011;

  Our quarterly report on Form 10-Q for the three months ended September 30, 2011, filed with the Commission on November 14, 2011, which contains unaudited financial statements for the three months ended September 30, 2011 and 2010;

  Our current reports on Forms 8-K filed on July 8, 2011, September 20, 2011, October 28, 2011, November 29, 2011, December 14, 2011 and December 19, 2011;

  All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to above; and

  The description of our common stock contained in Forms 8-A filed on April 23, 2010 and amended on April 29, 2010 and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, following the date of filing of the registration statement of which this is a part and prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents (all of such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). The information relating to our company contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: S&W Seed Company, P.O. Box 235, Five Points, CA 93624, telephone (559) 884-2535. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed with the Commission under the Securities Act. This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the Commission. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy statements, and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings are also available on the SEC's website. The address of this site is http://www.sec.gov.

$25,000,000

Common Stock
Convertible Preferred Stock
Warrants
Units

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PROSPECTUS

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February 10, 2012

Shares

S&W Seed Company

Common Stock

PROSPECTUS SUPPLEMENT

Piper Jaffray

January , 2013